SECOND AMENDED AND RESTATED

               ACCOUNT PURCHASE AND CREDIT CARD PROGRAM AGREEMENT

                                  by and among

                          LEVITZ FURNITURE CORPORATION,

                 LEVITZ FURNITURE COMPANY OF THE MIDWEST, INC.,

                 LEVITZ FURNITURE COMPANY OF THE PACIFIC, INC.,

                  LEVITZ FURNITURE COMPANY OF WASHINGTON, INC.,

                         LEVITZ SHOPPING SERVICE, INC.,

                              JOHN M. SMYTH COMPANY

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

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                                TABLE OF CONTENTS

                                                                                                      Page
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1.       DEFINITIONS...................................................................................  2

2.       PURCHASE OF ACCOUNTS.......................................................................... 14
         2.1      Exclusivity of Accounts and Indebtedness............................................. 14
         2.2      Payment for Indebtedness............................................................. 14
         2.3      Fees................................................................................. 14
         2.4      RPR Indebtedness..................................................................... 18
         2.5      Promotional Service Fees............................................................. 18

3.       SERVICING..................................................................................... 20
         3.1      GE Capital's Responsibilities........................................................ 20
         3.2      GE Capital's Liabilities............................................................. 20
         3.3      Finance Charge Rates................................................................. 20
         3.4      Records.............................................................................. 20
         3.5      Audit................................................................................ 21

4.       CONDITIONS PRECEDENT.......................................................................... 21
         4.1      Conditions to Each Purchase, Establishment and/or Addition of

                  Indebtedness......................................................................... 21

5.       SECURITY AND OTHER CREDIT TERMS............................................................... 22
         5.1      Security Interest.................................................................... 22
         5.2      Verification by GE Capital of Accounts............................................... 22
         5.3      Receipt of Payments.................................................................. 22
         5.4      Insurance............................................................................ 23
         5.5      Warranties........................................................................... 23
         5.6      Credits and Allowances............................................................... 23
         5.7      Notice to GE Capital................................................................. 23
         5.8      Further Assurances................................................................... 24
         5.9      Attorney-in-Fact..................................................................... 24
         5.10     Continued Liabilities................................................................ 24
         5.11     GE Capital May Perform............................................................... 25
         5.12     Right of Setoff...................................................................... 25
         5.13     Payments............................................................................. 25
         5.14     Use of Proceeds...................................................................... 25
         5.15     Accounting........................................................................... 25
         5.16     Access............................................................................... 26

6.       LOSS RESERVE ACCOUNT.......................................................................... 26
         6.1      Establishment........................................................................ 26
         6.2      Credits.............................................................................. 26
         6.3      Debits............................................................................... 26
         6.4      Termination.......................................................................... 26


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7.       REPRESENTATIONS AND WARRANTIES OF PARENT AND
         OPERATING SUBSIDIARIES........................................................................ 26
         7.1      Corporate Existence: Compliance with Law............................................. 26
         7.2      Executive Offices.................................................................... 27
         7.3      Corporate Power; Authorization; Enforceable Obligations.............................. 27
         7.4      Financials........................................................................... 27
         7.5      No Default........................................................................... 28
         7.6      No Burdensome Restrictions........................................................... 28
         7.7      Taxes................................................................................ 28
         7.8      ERISA.................................................................................29
         7.9      No Litigation........................................................................ 30
         7.10     Brokers.............................................................................. 30
         7.11     Compliance with Law.................................................................. 30
         7.12     Accounts............................................................................. 31
         7.13     Information Correct.................................................................. 31
         7.14     Title................................................................................ 31
         7.15     Treatment of Washington Residents.................................................... 31

8.       REPORTS AND NOTICES........................................................................... 31

9.       INDEMNIFICATION............................................................................... 33
         9.1      Indemnification by Parent and Operating Subsidiaries................................. 33
         9.2      Indemnification by GE Capital........................................................ 33
         9.3      Defense of Claims.................................................................... 34
         9.4      Payment of Indemnified Amounts....................................................... 34

10.      AFFIRMATIVE COVENANTS OF PARENT AND OPERATING
         SUBSIDIARIES.................................................................................. 35
         10.1     Maintenance of Existence and Conduct of Business..................................... 35
         10.2     GE Capital's Instructions............................................................ 35
         10.3     Books and Records.................................................................... 35
         10.4     Litigation........................................................................... 35
         10.5     Compliance with Law.................................................................. 35
         10.6     Agreements........................................................................... 35
         10.7     Employee Plans....................................................................... 36
         10.8     Supplemental Disclosure.............................................................. 36
         10.9     Use of Proceeds...................................................................... 36

11.      NEGATIVE COVENANTS OF PARENT AND OPERATING
         SUBSIDIARIES.................................................................................. 36
         11.1     Subsidiaries......................................................................... 36
         11.2     Adverse Transactions................................................................. 36
         11.3     Liens................................................................................ 37
         11.4     Sales of Assets...................................................................... 37
         11.5     Cancellation of Indebtedness......................................................... 37
         11.6     Events of Default.................................................................... 37
         11.7     New Locations........................................................................ 37

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         11.8     ERISA................................................................................ 37

12.      TERM.......................................................................................... 37
         12.1     Termination and Renewal.............................................................. 37
         12.2     Survival of Obligations Upon Termination............................................. 37
         12.3     Termination Fee...................................................................... 38
         12.4     Purchase of Accounts................................................................. 38
         12.5     Termination Options.................................................................. 39
         12.6     Liquidation of Accounts.............................................................. 39
         12.7     Purchase of Accounts in Connection with an Acquisition............................... 39

13.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................................................ 39
         13.1     Events of Default.................................................................... 39
         13.2     Remedies............................................................................. 41
         13.3     Waivers.............................................................................. 42

14.      MISCELLANEOUS................................................................................. 42
         14.1     Complete Agreement; Modification of Agreement; Sale of
                  Interest............................................................................. 42
         14.2     Fees and Expenses.................................................................... 43
         14.3     Changes in Circumstances............................................................. 43
         14.4     No Waiver by GE Capital.............................................................. 44
         14.5     Remedies............................................................................. 44
         14.6     Waiver of Jury Trial................................................................. 44
         14.7     Severability......................................................................... 44
         14.8     Parties.............................................................................. 45
         14.9     Authorized Signature................................................................. 45
         14.10  Governing Law; Consent to Jurisdiction................................................. 45
         14.11  Notices................................................................................ 45
         14.12  Confidentiality........................................................................ 47
         14.13  Value Added Programs................................................................... 47
         14.14  Payments............................................................................... 47
         14.15  Furnishings Agreement.................................................................. 48
         14.16  Survival............................................................................... 48
         14.17  Section Titles......................................................................... 48
         14.18  Counterparts........................................................................... 48
         14.19  Monogram Bank Credit Card Program...................................................... 48
         14.20  Reorganized Debtors.................................................................... 48
         14.21  Effective Date of Agreement............................................................ 48
         14.22  Certain Additional Provisions.......................................................... 48
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                             EXHIBITS AND SCHEDULES

EXHIBIT A                   -       Form of Approval Order
EXHIBIT B                   -       Form of Certificate
EXHIBIT C                   -       Authorized Signature
SCHEDULE 2.4                -       RPR Indebtedness
SCHEDULE 7.2                -       Location of Books and Records
SCHEDULE 7.7(a)             -       Tax Matters
SCHEDULE 7.7(b)             -       Tax Matters
SCHEDULE 7.8                -       ERISA Matters
SCHEDULE 7.9                -       Litigation
SCHEDULE 12.7               -       Purchase of Accounts in the Event of an
                                    Acquisition
SCHEDULE 14.22              -       Provisions Applying During Chapter 11 Cases

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                       SECOND AMENDED AND RESTATED ACCOUNT
                   PURCHASE AND CREDIT CARD PROGRAM AGREEMENT

                  SECOND AMENDED AND RESTATED ACCOUNT PURCHASE AND CREDIT CARD PROGRAM AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September 5, 1997, by and among LEVITZ FURNITURE CORPORATION, a Florida corporation with its principal place of business and chief executive offices located at 6111 Broken Sound Parkway NW, Boca Raton, Florida 33487, its subsidiary operating corporations, LEVITZ FURNITURE COMPANY OF THE MIDWEST, INC., a Colorado corporation, LEVITZ FURNITURE COMPANY OF THE PACIFIC, INC., a California corporation, LEVITZ FURNITURE COMPANY OF WASHINGTON, INC., a Washington corporation, LEVITZ SHOPPING SERVICE, INC., a Florida corporation, and JOHN M. SMYTH COMPANY, an Illinois corporation, all with their principal places of business and chief executive offices located at 6111 Broken Sound Parkway NW, Boca Raton, Florida 33487, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having its administrative office located at 260 Long Ridge Road, Stamford, Connecticut 06902.

                              W I T N E S S E T H :

                  WHEREAS, on September 5, 1997 (the "Petition Date"), Parent and Operating Subsidiaries (both as hereinafter defined) commenced Chapter 11 Case Nos. 97-1842-1853 (JJF) (the "Chapter 11 Cases") by filing a voluntary petition for reorganization under the Bankruptcy Code (as hereinafter defined) with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

                  WHEREAS, Parent and Operating Subsidiaries continue to operate their businesses and manage their properties as debtors and debtors in possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code; and

                  WHEREAS, Parent and each Operating Subsidiary are engaged in the business of selling Merchandise (as hereinafter defined) and financing the credit purchase thereof by Account Debtors (as hereinafter defined) through the creation of Accounts (as hereinafter defined); and

                  WHEREAS, Parent and Operating Subsidiaries and GE Capital entered into that certain Account Purchase Agreement dated as of October 31, 1987, and Amended, Restated and Renamed as of May 2, 1994 as the Account Purchase and Credit Program Agreement as amended from time to time (the "Prior Agreement"), pursuant to which Parent and Operating Subsidiaries agreed to sell and GE Capital agreed to purchase certain Accounts, as more particularly described therein; and

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                  WHEREAS, GE Capital has agreed, upon the terms and subject to the conditions hereof, (a) to purchase Accounts and Indebtedness (as hereinafter defined) from Parent and the Operating Subsidiaries, except that, in the State of Washington, GE Capital will establish Accounts through Lender Credit Card Agreements (as hereinafter defined) and add Indebtedness in connection therewith and (b) to provide certain credit-related services to Parent and the Operating Subsidiaries, all pursuant to the terms and conditions hereinafter set forth; and

                  WHEREAS, to induce GE Capital to make such purchases, offer Lender Credit Card Agreements and perform such services, all as specified herein, Parent and the Operating Subsidiaries have made certain undertakings, covenants, representations, and warranties;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree to amend and restate their agreement to read in its entirety as follows:

1.       DEFINITIONS

                  As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Account" shall mean any account, account receivable, other receivable, contract right, chose in action, general intangible, chattel paper, instrument, document, note, and proceeds thereof, wherever located, whether now owned or hereafter acquired by GE Capital, Parent or any Operating Subsidiary, arising out of the sale of Merchandise by Parent or any Operating Subsidiary to an Account Debtor pursuant to either a Credit Agreement or a Lender Credit Card Agreement, together with, in either case, (a) all of the instruments and Account Documentation evidencing the same, the receivables therefrom (I.E., Indebtedness), and the proceeds thereof, (b) all rights as to any Merchandise, goods, or other property which is represented thereby or is security or collateral therefor, and (c) all guarantees, claims, security interests, or other security held by or granted to Parent, any Operating Subsidiary or GE Capital to secure payment by any Person with respect thereto. "Accounts" shall include Furnishings Accounts, as such term is defined in the Furnishings Agreement and Smyth Accounts. For the puposes of the security interests granted herein, "Accounts" shall include the Loss Reserve Account.

                  "Account Debtor" shall mean any Person who is or who may become obligated pursuant to an Account.

                  "Account Documentation" shall mean any and all documentation relating to an Account, including, without limitation, applications for Accounts, Credit Agreements, Lender Credit Card Agreements, sales orders and finance copies thereof, delivery receipts, billing statements, checks and stubs, sales slips, and all correspondence, memoranda, magnetic tapes, disks, or hardcopy formats, or any

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other computer-readable data transmissions or software related thereto, and all other written material relating to an Account, and the file or other storage containers in which such documentation is kept.

                  "Accrual Amount" shall have the meaning assigned to it in
section 2.3(g).

                  "Active Account" shall mean, for any Settlement Period, an Account owned by GE Capital which has a positive or negative balance at any time during such Settlement Period.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian, or other fiduciary, any Stock having 15% or more of the ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by, or is under common control with, such Person or any Affiliate of such Person, and (c) each of such Person's officers, directors, joint venturers, and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise.

                  "Aggregate Investment" shall mean, at any time during a Settlement Period, the aggregate of all Indebtedness owned by GE Capital as of the relevant Billing Date of such Settlement Period.

                  "Alternate Service Fee" shall have the meaning assigned to it in Section 2.3(e).

                  "Applicable Accounts" shall have the meaning assigned to it in Section 12.4.

                  "Approval Order" shall mean the order of the Bankruptcy Court entered in the Chapter 11 Cases upon the Debtors' Emergency Motion for Order Pursuant to Bankruptcy Code Sections 105, 363 and 365 Authorizing Debtors to Sell Accounts and Assume Second Amended and Restated Account Purchase and Credit Card Program Agreement, substantially in the form attached to this Agreement as Exhibit A, together with all extensions, modifications and amendments thereto.

                  "Average Net Account Balance" shall mean, on any Settlement Date, the Aggregate Investment on the relevant Billing Date during the most recently ended Settlement Period divided by the number of Active Accounts during such Settlement Period.

                  "Bad Debt Loss" shall mean the amount of Indebtedness which is due and uncollected under a Loss Account less any recoveries collected thereon, such recoveries to be reduced by GE Capital's out-of-pocket expenses (including, without limitation, collection agency and attorneys' fees) incurred in collecting such recoveries.

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                  "Bankruptcy Code" under Title 11 of the United States Code, 11
U.S.C. ss. 101 et seq.

                  "Bankruptcy Court" shall have the meaning assigned to it in the first recital.

                  "Billing Date" shall mean, collectively, those dates during a Settlement Period as of which Accounts are billed as designated by GE Capital's Levitz Business Center. All calculations to be performed pursuant to this Agreement on a "relevant Billing Date" shall be based upon transactions processed on the various Billing Dates during a Settlement Period.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks or GE Capital are required or permitted to be closed in the State of New York.

                  "Certificate" shall mean a certificate in substantially the form as Exhibit B annexed hereto.

                  "Chapter 11 Cases" shall have the meaning assigned to it in the first recital.

                  "Charge" shall mean any federal, state, county, city, municipal, local, foreign, or other governmental (including, without limitation, PBGC) tax at any time due and payable, levy, assessment, charge, lien, claim, or encumbrance upon or relating to (a) the Accounts, (b) the Consolidated Group's employees, payroll, income, or gross receipts, (c) the Consolidated Group's ownership or use of any of its assets, or (d) any other aspect of the Consolidated Group's business.

                  "Closing Date" shall mean October 31, 1987.

                  "Code" shall mean the Uniform Commercial Code (or similar personal property security law) of the jurisdiction with respect to which such term is used, as in effect from time to time.

                  "Collateral" shall have the meaning assigned to it in Section 5.1.

                  "Confirmation Order" shall mean the order of the Bankruptcy Court entered in the Chapter 11 Cases which (i) confirms the Plan of Reorganization after appropriate notice and hearing and is final and non-appealable, (ii) finds or otherwise provides that all of the requirements of
Section 1129 of the Bankruptcy Code have been satisfied, and (iii) in the reasonable judgment of GE Capital, does not adversely affect in any material manner (a) the validity, enforceability or the continued effect of this Agreement, the Obligations, the Collateral, the Accounts or the Indebtedness,
(b) the collectibility of the Accounts or the Indebtedness, or (c) any of GE Capital's rights and remedies under, and the prospective economic benefit to GE Capital of, this Agreement.

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

                  "Consolidated Group" shall mean and include Parent, each Operating Subsidiary, each ERISA Affiliate, and each Person that becomes a Subsidiary of any of the foregoing or whose operations would be required pursuant to GAAP to be consolidated for financial reporting purposes with any of such named Persons or such Subsidiaries.

                  "CPI-U" shall mean the Consumer Price Index for all Urban Consumers, as published by the United States Department of Labor, or, if such index shall no longer be published, such similar index as GE Capital may substitute.

                  "Credit Agreement" shall mean a revolving credit agreement between an Account Debtor and Parent or any Operating Subsidiary (including an agreement between an Account Debtor and Old JMS), including those sold and assigned by them, pursuant to which an Account Debtor may be permitted to purchase, from time to time, Merchandise from Parent and/or an Operating Subsidiary on credit, subject to a finance charge computed from time to time and includes, without limitation, retail installment credit agreements, revolving budget agreements, revolving account agreements, and similar agreements.

                  "Debtors" shall mean the Parent and the Operating Subsidiaries as debtors and debtors in possession in the Chapter 11 Cases.

                  "Default" shall mean any event the occurrence of which, with the passage of time or the giving of notice or both, would, unless cured or waived, become an Event of Default.

                  "Eligible Indebtedness" shall mean such Indebtedness as shall be or shall have been incurred by an Account Debtor as GE Capital, in its sole discretion, shall deem eligible: (a) for purchase pursuant to Section 2.1(a) in the case of a Credit Agreement, or (b) for establishment and/or addition pursuant to Section 2.1(b) in the case of a Lender Credit Card Agreement; PROVIDED, HOWEVER, that GE Capital shall not materially change its credit criteria with respect to GE Capital's determination as to the Eligibility of Indebtedness, except in response to changes in economic conditions or loss experience; and PROVIDED, FURTHER, that, with respect to all Credit Agreements pursuant to which Eligible Indebtedness is incurred, they shall be in such form as GE Capital shall have approved in writing, except that GE Capital's approval shall be restricted to the form of such Credit Agreements under state and federal law and shall not in any manner whatsoever relate to the amount or rate of finance charges or any other financial terms, all of which shall be established solely by Parent and/or Operating Subsidiaries. GE Capital will not treat as Eligible Indebtedness: (a) (i) any Indebtedness if any representation or warranty of Parent or any Operating Subsidiary contained in this Agreement applicable to Indebtedness has been breached and such breach has a Material Adverse Effect or (ii) specific Indebtedness if any representation or warranty of Parent or any Operating Subsidiary contained in this Agreement applicable to such Indebtedness has been breached; (b) specific Indebtedness if the Account Debtor with respect to such specific Indebtedness has made a bona fide claim disputing its liability in any material respect or has made any

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material bona fide claim with respect to any Indebtedness due from such Account
Debtor; (c) specific Indebtedness if, at the time the Account Documentation relating to such Indebtedness is forwarded to GE Capital, the Account Debtor has filed a petition for relief under the Bankruptcy Code, made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code, failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or (d) specific Indebtedness if such Indebtedness is the subject of any claim or setoff by the Account Debtor. The determination as to whether any Indebtedness is Eligible Indebtedness shall be made as of the date GE Capital receives and reviews all information required to evaluate eligibility.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated pursuant thereto.

                  "ERISA Affiliate" shall mean all trades or businesses, whether or not incorporated, within the commonly controlled or affiliated service group of Parent which, together with Parent, are treated as a single employer under IRC ss.414(b), (c), or (m) and shall include each Operating Subsidiary.

                  "ERISA Event" shall mean (a) any Reportable Event other than a Reportable Event not subject to the provisions for 30-day notice to the PBGC under regulations issued under ERISA ss. 4043, (b) the withdrawal by Parent or any ERISA Affiliate from a Plan during a Plan year in which such Person was a "substantial employer" (as defined in ERISA ss. 4001(a)(2)), (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under ERISA ss. 4041, (d) the institution of proceedings by PBGC to terminate a Plan, or (e) any other event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan, under ERISA ss. 4042 or the imposition of any liability under Title IV of ERISA.

                  "Eurodollar Business Day" shall have the meaning assigned to it in Section 2.3(e).

                  "Event of Default" shall have the meaning assigned to it in
Section 13.1.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Financials" shall mean those financial statements referred to in Section 7.4.

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                  "Fiscal Year" shall mean the fiscal year of Parent ending on the 31st day of March in each calendar year or such other date as may be elected by Parent after notice to GE Capital.

                  "Furnishings Agreement" shall mean the letter agreement, dated April 26, 1991, among GE Capital, Parent and the Operating Subsidiaries regarding the sale of accounts originated by Furnishings 2000, Inc.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "GE Capital" shall mean General Electric Capital corporation, a New York corporation having its administrative office at 260 Long Ridge Road, Stamford, Connecticut 06902.

                  "Gross Losses" shall have the meaning assigned to it in the definition of "YTD Net Losses".

                  "Guarantee" shall mean, with respect to any Person, any legally binding obligation of such Person guaranteeing any indebtedness, lease, dividend, or other legally binding obligation (a "primary obligation") of any other Person (the "primary obligor") in any manner, including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance, pay, or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Indebtedness" shall mean an obligation incurred by an Account Debtor in respect of an Account, including, without limitation, any charges for Merchandise and all finance charges, late charges, charges for insurance financed pursuant to an Account, and similar charges added to an Account, as such charges are accrued pursuant to GE Capital's accounting practices. "Indebtedness" shall include Furnishings Indebtedness, as such term is defined in the Furnishings Agreement, and Old Smyth Indebtedness.

                  "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of July 1, 1996 and reaffirmed as of September 5, 1997, by and among GE Capital, the agent under the Tranche A Credit Agreement, the Tranche B Credit Agreement and the Prepetitition Credit Agreement, and the Lenders, including all amendments, modifications, supplements, exhibits and schedules thereto and shall refer to such Intercreditor Agreement as the same may be in effect at the time such reference becomes operative.

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                  "IRC" shall mean the Internal Revenue Code of 1986, as
amended.

                  "IRS" shall mean the Internal Revenue Service.

                  "JMS" shall mean John M. Smyth Company, an Illinois corporation and doing business as John M. Smyth Homemakers.

                  "Lender Credit Card" shall mean a card or device under a Lender Credit Card Agreement pursuant to which an Account Debtor residing in the State of Washington is given the privilege of obtaining credit from GE Capital or a subsequent assignee of the Lender Credit Card Agreement from time to time through the Account Debtor's incurring of Indebtedness as reflected in a sales slip memorandum evidencing the purchase or lease of Merchandise to be paid in accordance with that agreement.

                  "Lender Credit Card Agreement" shall mean an agreement between an Account Debtor and GE Capital pursuant to which the Account Debtor receives a Lender Credit Card from GE Capital.

                  "Lenders" shall mean, collectively, the lenders under the Tranche A Credit Agreement and the lenders under the Tranche B Credit Agreement.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest (including, without limitation, any interest of a buyer of accounts or chattel paper which is subject to Article 9 of the Code), easement or encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect and any of the foregoing, and the filing of, or agreement to file, any financing statement pursuant to the Code).

                  "Loss Account" shall mean any Account with respect to which there is no RPR Indebtedness and (a) which the amount of any payment due thereon in more than 120 days past due, calculated on a contractual basis, (b) as to which an Account Debtor is deceased or legally dissolved or seeks protection under the Bankruptcy Code, (c) as to which none of GE Capital, Parent or any Operating Subsidiary has an accurate current address for the Account Debtor, or
(d) which is reasonably deemed by GE Capital to be uncollectible; PROVIDED, HOWEVER, that if GE Capital determines that an Account with respect to which there is no RPR Indebtedness is collectible despite the occurrence of an event described in sections (a)-(c), such Account shall not be a Loss Account.

                  "Loss Reserve Account" shall have the meaning assigned to it in Section 6.1.

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                  "Loss Reserve Balance" shall mean, at any time, the net amount of all debits and credits to the Loss Reserve Account, as determined pursuant to
Part 6 hereof.

                  "Loss Reserve Charge" shall mean a portion of each Service Fee received by GE Capital which GE Capital, in its discretion, allocates to the Loss Reserve Account. Generally, the Loss Reserve Charge shall be set at a level which, over the course of any consecutive twelve-month period, is estimated by GE Capital to generate an amount equal to the estimated Bad Debt Loss for such period less 1% of the estimated average Aggregate Investment for such period. The amount so allocated shall be adjusted by GE Capital annually.

                  "Loss Supplement Fees" shall have the meaning assigned to it in Section 2.3(f).

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects, or financial or other condition of Parent and the Operating Subsidiaries taken as a whole, (b) the ability of Parent and the Operating Subsidiaries taken as a whole to pay the Obligations in accordance with the terms thereof, (c) GE Capital's Lien in and to the Accounts and the Indebtedness or the priority of such Lien, or (d) the collectibility, in a timely fashion, of a substantial number of Accounts.

                  "Maximum Investment" shall mean $900,000,000, or such other figure to which the parties hereto may mutually agree.

                  "Merchandise" shall mean those goods and services, including accessories and delivery services sold in connection therewith, sold at retail by Parent or any Operating Subsidiary. Merchandise shall include items that are repossessed and subsequently offered for resale by Parent or any Operating Subsidiary.

                  "Multiemployer Plan" shall mean any employee pension benefit plan, as defined in ERISA ss. 3(2), that is covered by Title IV of ERISA and is maintained pursuant to a collective bargaining agreement or any other arrangement pursuant to which more than one employer makes contributions and to which Parent or any ERISA Affiliate is then making, or accruing an obligation to make, contributions or to which Parent or any ERISA Affiliate has contributed within the five immediately preceding Plan years.

                  "Net Billing Credits" shall mean, for any Settlement Period, the amount, if any, by which net late charges and net finance charges credited to Parent and the Operating Subsidiaries for such Settlement Period pursuant to the first sentence of Section 2.3(c) exceeds the amount, if any, payable to GE Capital by Parent and the Operating Subsidiaries for such Settlement Period pursuant to Sections 2.3(a) and (b) or Section 2.3(e), as the case may be.

                  "Net Loss Percentages" shall have the meaning assigned to it in Section 2.3(f).

                  "New Smyth Indebtedness" shall mean any obligation incurred by an Account Debtor in respect of a Smyth Account after the Smyth Closing Date.

                  "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants, and duties owing by Parent or any Operating Subsidiary to GE Capital, of any kind or nature, present or future, whether or not evidenced by any note, agreement, or other instrument, arising pursuant to this Agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, Guarantee, opening of a letter of credit, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired. The term includes, without limitation, all interest, fees, charges, expenses, attorney's fees, and any other sum chargeable to Parent or any Operating Subsidiary pursuant to this Agreement.

                  "Old JMS" shall mean John M. Smyth Company, an Illinois corporation doing business an John M. Smyth Homemakers prior to the Smyth Closing Date.

                  "Old Smyth Indebtedness" shall mean any obligation incurred by an Account Debtor in respect of a Smyth Account prior to the Smyth Closing Date.

                  "Operating Subsidiary" shall mean and shall include any and all of the following subsidiary operating corporations of Parent: (a) Levitz Furniture Company of the Midwest, Inc., a Colorado corporation, (b) Levitz Furniture Company of the Pacific, Inc., a California corporation, (c) Levitz Furniture Company of Washington, Inc., a Washington corporation, (d) Levitz Shopping Services, Inc., a Florida corporation, and (e) JMS.

                  "Option Settlement Period" shall have the meaning assigned to it in Section 2.3(e).

                  "Parent" shall mean Levitz Furniture Corporation, a Florida corporation with its principal place of business and chief executive office located at 6111 Broken Sound Parkway NW, Boca Raton, Florida 33487.

                  "Parent Balance Sheet" shall have the meaning assigned to it in Section 7.4(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of the functions thereof under ERISA.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government (whether federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

                  "Petition Date" shall have the meaning assigned to it in the first recital.

                  "Plan" shall mean any employee pension benefit plan, as defined in ERISA ss. 3(2) (other than a Multiemployer Plan), maintained by Parent or any ERISA Affiliate which Plan is covered by Title IV of ERISA or subject to the minimum funding standards of IRC ss. 412.

                  "Plan of Reorganization" shall mean a plan of reorganization in the Chapter 11 Cases which, in the reasonable judgment of GE Capital, (i) does not adversely affect in any material manner (a) the validity, enforceability or the continued effect of this Agreement, the Obligations, the Collateral, the Accounts or the Indebtedness, (b) the collectibility of the Accounts or the Indebtedness, or (c) any of GE Capital's rights and remedies under, and the prospective economic benefit to GE Capital of, this Agreement,
(ii) includes a satisfactory business plan, including without limitation the projected Aggregate Investment, and (iii) provides for adequate capitalization and management.

                  "Postpetition Credit Agreement" means the Postpetition Credit Agreement dated as of September 5, 1997 among Levitz Furniture Incorporated and each of its direct and indirect subsidiaries parties thereto (including Parent and each of the Operating Subsidiaries), BT Commercial Corporation, in its capacity as agent, and the lenders parties thereto from time to time, including all amendments, modifications, supplements, exhibits and schedules thereto and shall refer to such Postpetition Credit Agreement as the same may be in effect at the time such reference becomes operative.

                  "Prior Agreement" shall have the meaning assigned to it in the fourth recital.

                  "Prior Indebtedness" shall have the meaning assigned to it in Section 12.4.

                  "Prime Rate" shall mean the highest rate most recently reported in THE WALL STREET JOURNAL as the "Prime Rate" under "Money Rates" or in such other similar publication as GE Capital may, from time to time, specify, whether or not banks shall at times lend to borrowers at lower rates of interest; PROVIDED, HOWEVER, that if, at any time, THE WALL STREET JOURNAL (or such other similar publication) shall publish more than one rate as the "Prime Rate," Prime Rate during such period shall mean the average of the prime rates or other similar rates most recently announced by Citibank, N.A., The Chase Manhattan Bank, and Bankers Trust Company.

                  "Promotion" shall have the meaning assigned to it in Section 2.5(a).

                  "Promotional Service Fee" shall have the meaning assigned to it in Section 2.5(a).

                  "Purchase Price" shall have the meaning assigned to it in
Section 12.4.

                  "Reportable Event" shall have the meaning assigned to it in
Section 4043 of ERISA.

                  "Reorganized Debtors" shall mean the Parent and Operating Subsidiaries on and after the effective date of a Plan of Reorganization.

                  "RPR Indebtedness" shall mean any Indebtedness (a) as to which GE Capital determines, in its reasonable discretion, that the Account Debtor has made a bona fide claim of (i) a breach of a representation or warranty (either express or implied) by Parent or an Operating Subsidiary, (ii) a violation of a local, state, or federal law or regulation by Parent or an Operating Subsidiary, or (iii) failure by Parent or an Operating Subsidiary to provide Merchandise required to be provided to an Account Debtor, (b) as to which Parent or an Operating Subsidiary has accepted a return of Merchandise from an Account Debtor for a reason other than the failure or anticipated failure of the Account Debtor to make a payment on the Account or has granted a partial credit with respect to Merchandise purchased pursuant thereto, (c) with respect to which the Account Documentation has not been forwarded to GE Capital in accordance with Section 5.8, (d) as to which a representation or warranty of Parent or an Operating Subsidiary contained herein shall have been breached, or (e) which did not represent Eligible Indebtedness at the time it was purchased by GE Capital.

                  "Second Accrual Period" has the meaning assigned to that term in Section 2.3(g).

                  "Service Fee" shall have the meaning assigned to it in
Section 2.3(a).

                  "Settlement Date" shall mean a Business Day no later than the fifteenth day following the last Billing Date of a Settlement Period.

                  "Settlement Period" shall mean a calendar month.

                  "Smyth Account" shall mean any Account arising pursuant to a Credit Agreement between an Account Debtor and JMS, whether entered into before or after the Smyth Closing Date, all of which such Accounts shall be deemed Accounts under this Agreement.

                  "Smyth Closing Date" shall mean the date on which Levitz Merger Corporation merged with and into Old JMS and JMS, and JMS became obligated to GE Capital as an Operating Subsidiary under the Prior Agreement.

                  "Smyth Indebtedness" shall mean Old Smyth Indebtedness and New Smyth Indebtedness.

                  "Solvent" shall mean, when used with respect to any Person, that (a) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities; (b) such Person is able to pay its debts as they become due; and (c) such Person does not have unreasonably small capital to carry on its business as theretofore operated and all businesses in which such Person is out to engage. The phrase "present fair salable value" of Person's assets is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

                  "Stock" shall mean all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is, at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

                  "Tax Returns" shall mean, with respect to any Person, any federal, state, local, or foreign tax returns, reports, and statements required to be filed with or supplied to any taxing authority by such Person.

                  "Taxes" shall mean, with respect to any Person, all taxes, fees, registration fees, revenue permit fees, levies, or other charges or assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes relating to the assets or operations of such Person imposed by the United States or any state, local, or foreign jurisdiction, or any subdivision or agency thereof, and including any interest, penalty, or addition to tax relating thereto.

                  "Termination Date" shall mean the last Billing Date of the Settlement Period during which the financing arrangement contemplated hereby terminates as provided in Section 12.1.

                  "Termination Event" shall have the meaning assigned to it in
Section 12.5.

                  "Tranche A Credit Agreement" shall mean that certain Credit Agreement dated as of July 1, 1996 in the amount of $150,000,000 among Parent, Levitz Furniture Company of the Midwest, Levitz Furniture Company of the Pacific, Levitz Furniture Company of Washington, JMS, BT Commercial Corporation, in its capacity agent and lender, and the Lenders, including all amendments, modifications, supplements, exhibits and schedules thereto and shall refer to such Tranche A Credit Agreement as the same may be in effect at the time such reference becomes operative.

                  "Tranche B Credit Agreement" shall mean that certain Credit Agreement dated as of July 1, 1996 in the amount of $40,000,000 among Parent, Levitz Furniture Company of the Midwest, Levitz Furniture Company of the Pacific, Levitz Furniture Company of Washington, JMS, BT Commercial Corporation, in its capacity agent and lender, and the Lenders, including all amendments, modifications, supplements, exhibits and schedules thereto and shall refer to such Tranche B Credit Agreement as the same may be in effect at the time such reference becomes operative.

                  "Unfunded Vested Liability" shall mean, with respect to any Plan at any time, the excess, if any, of (a) the present value of all nonforfeitable accrued benefits pursuant to such Plan (utilizing the actuarial assumptions utilized by the PBGC) upon termination of a Plan over (b) the fair market value of all Plan assets allocable to such benefits.

                  "YTD Average Net Receivables" shall mean, for any Settlement Period, the average month end Aggregate Investment for each month for the calendar year during which such Settlement Period occurs.

                  "YTD Net Losses" shall mean, for any Settlement Period, the aggregate Indebtedness written off by GE Capital for the calendar year during which such Settlement Period occurs ("Gross Losses") less the sum of: (a) the aggregate uncollected finance charges included in Gross Losses; (b) the aggregate uncollected late charge included in Gross Losses; and (c) the amount of recoveries on Indebtedness previously written off received by GE Capital for the calendar year during which such Settlement Period occurs, such recoveries to be reduced by GE Capital's out-of-pocket expenses (including, without limitation, collection agency and attorneys' fees) incurred in collecting such recoveries.

                  Any accounting term used herein shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial ratios and other computations pursuant hereto shall be computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. Where defined terms herein are used in computations, such computations shall be made in accordance with GAAP notwithstanding the broader definition of such terms herein. All other undefined terms contained herein shall, unless the context indicates otherwise, have the meanings provided for by the Code in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, or clause contained in this Agreement. "Includes" and "including" are not limiting, and "or" is not exclusive. References to any particular section, subsection, or clause shall be to sections, subsections, or clauses in this Agreement unless otherwise indicated.

                  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter.

2.       PURCHASE OF ACCOUNTS

         2.1 EXCLUSIVITY OF ACCOUNTS AND INDEBTEDNESS. During the term of this
Agreement:

                  (a) Other than with respect to persons residing in the State of Washington, Parent and each Operating Subsidiary agree to offer to sell, assign, and transfer all Accounts and all Eligible Indebtedness originated from time to time thereon to GE Capital and GE Capital agrees to purchase and acquire from Parent and each Operating Subsidiary all Accounts and all Eligible Indebtedness that are approved by GE Capital as set forth in Section 3.1.

                  (b) With respect to persons residing in the State of Washington, Parent and each Operating Subsidiary agree to allow only GE Capital to establish a credit facility using the names or trademarks under which Parent and each Operating Subsidiary conduct business and GE Capital agrees it will provide Lender Credit Card Agreements and establish and/or add Indebtedness thereunder to the extent approved by GE Capital as set forth in Section 3.1.

                  (c) Notwithstanding anything otherwise provided herein, GE Capital shall not be obligated to purchase any Accounts or Indebtedness from Parent or any Operating Subsidiary or establish and/or add Accounts or Indebtedness under a Lender Credit Card Agreement at any time during which the Aggregate Investment exceeds the Maximum Investment.

         2.2 PAYMENT FOR INDEBTEDNESS. GE Capital shall pay Parent the face amount of Indebtedness, exclusive of the state documentary stamp tax, for all Indebtedness purchased, established and/or added to an Account pursuant to
Section 2.1 hereof. GE Capital shall pay such amount by deposit of funds into an account with a depository institution specified by Parent to GE Capital from time to time. Parent shall allocate such amount among itself and the Operating Subsidiaries in accordance with their interests.

         2.3 FEES. In consideration of GE Capital's purchase, establishment and/or addition and servicing of Accounts and Indebtedness, Parent and each Operating Subsidiary jointly and severally agree to pay GE Capital the following fees, each of which shall be payable in arrears on the Settlement Date following the Settlement Period during which it is incurred:

                  (a) For each Settlement Period, Parent or the applicable Operating Subsidiary shall be charged a fee (the "Service Fee") of $12.075 (and after January 31, 1998, $12.475, subject to the reduction on the conditions set forth in Section 2.3(g)) for each Account that is an Active Account during such Settlement Period, subject to Section 2.3(g) and subject to the following adjustments: (i) on each Settlement Date, the Service Fee shall be increased or decreased, respectively, by adding thereto or subtracting therefrom an amount equal to 1.38 cents ($0.0138) for each dollar by which the Average Net Account Balance on the relevant Billing Date during the immediately preceding Settlement Period exceeds or is less than $650; (ii) on each Settlement Date immediately following each annual anniversary of the Closing Date, the Service Fee shall be increased or decreased by a percentage equal to 23% of the percentage increase or decrease, respectively, in the CPI-U above or below the level of such index in effect on the immediately preceding anniversary of the Closing Date; PROVIDED, HOWEVER, that such increase or decrease shall not be imposed with respect to that portion of any increase or decrease in the CPI-U that is 10% or less since the immediately preceding anniversary of the Closing Date; (iii) on each Settlement Date that the United States First Class Postage Rate exceeds the United States First Class Postage Rate in effect on the Closing Date, the Service Fee shall be increased by an amount equal to the sum of the amount of such excess and one-half of one cent ($0.005). Upon receipt of each Service Fee, GE Capital shall allocate a portion of such Service Fee to a Loss Reserve Charge and allocate the amount of such Loss Reserve Charge to the Loss Reserve Account. The Service Fee shall be payable on each Settlement Date.

                  (b) For each Settlement Period, Parent or the applicable Operating Subsidiary shall pay to GE Capital an amount equal to (i) the excess, if any, of the Prime Rate in effect on the last Business Day of such Settlement Period over 12% MULTIPLIED BY (ii) 75% MULTIPLIED BY (iii) the balance of the Aggregate Investment as of the relevant Billing Date during such Settlement Period MULTIPLIED BY (iv) the number of days during such Settlement Period DIVIDED BY (v) 365. For each Settlement Period, GE Capital shall pay to Parent or the applicable Operating Subsidiary an amount equal to (i) the amount, if any, by which the Prime Rate in effect on the last Business Day of such Settlement Period is less than 12% MULTIPLIED BY (ii) 75% MULTIPLIED BY (iii) the Aggregate Investment as of the relevant Billing Date during such Settlement Period MULTIPLIED BY (iv) the number of days during such Settlement Period DIVIDED BY (v) 365; PROVIDED, HOWEVER, that there shall be no such payment to the extent that the Prime Rate is less than 7%.

                  (c) On each Settlement Date, GE Capital shall credit to Parent or the applicable Operating Subsidiary the amount of all net late charges and all net finance charges accrued with respect to all Indebtedness serviced by GE Capital during such Settlement Period, in accordance with GE Capital's accounting practices as in effect from time to time; PROVIDED THAT, subject to the requirements of Section 2.5, on each Settlement Date, Parent and Operating Subsidiaries shall pay to GE Capital (or, at GE Capital's election, GE Capital may reduce from the applicable settlement payment) an amount equal to all finance charges previously paid or credited to Parent and Operating Subsidiaries pursuant to this Section 2.3(c) and which have been reversed. The amounts so credited shall be deducted from the fees due to GE Capital for such Settlement Period pursuant to this Section 2.3; to the extent such finance charges exceed such fees, such excess shall be paid by GE Capital as Parent or the applicable Operating Subsidiary shall direct.

                  (d) The fees charged pursuant to this Section 2.3 shall be payable on each Settlement Date or, at GE Capital's option, be deducted from amounts payable by GE Capital pursuant to Section 2.2. The fees charged pursuant to this Section 2.3 shall be calculated and charged by GE Capital during each Settlement Period based upon transactions processed as of various Billing Dates during such Settlement Period.

                  (e) Notwithstanding subsections (a) and (b) of this Section 2.3, Parent may, on behalf of itself and each Operating Subsidiary, not more than ten days prior to the end of any calendar quarter, notify GE Capital that it is exercising its option to adopt the pricing set forth in this Section 2.3(e) for each Settlement Period ending during the following calendar quarter (each an "Option Settlement Period") in lieu of the pricing set forth in subsections (a) and (b) above. For each Option Settlement Period, the following pricing shall be in effect: For each Option Settlement Period, Parent and each Operating Subsidiary shall jointly and severally be charged a fee (the "Alternate Service Fee") of $6.800 for each Account that is an Active Account during such Option Settlement Period, subject to the following adjustments: (i) on each Settlement Date, the Alternate Service Fee shall be increased or decreased, respectively, by adding thereto or subtracting therefrom an amount equal to 0.63 cents ($0.0063) for each dollar by which the Average Net Account Balance on the relevant Billing Date during the immediately preceding Settlement Period exceeds or is less than $650; (ii) on each Settlement Date immediately following each annual anniversary of the Closing Date, the Alternate Service Fee shall be increased or decreased by a percentage equal to 23% of the percentage increase or decrease, respectively, in the CPI-U above or below, the level of such index in effect on the immediately preceding anniversary of the Closing Date; PROVIDED, HOWEVER, that such increase or decrease shall not be imposed with respect to that portion of any increase or decrease in the CPI-U that is 10% or less since the immediately preceding anniversary of the Closing Date;
(iii) on each Settlement Date that the United States First Class Postage Rate exceeds the United States First Class Postage Rate in effect on the Closing Date, the Alternate Service Fee shall be increased by an amount equal to the sum of the amount of such excess and one-half of one cent ($0.005). Upon receipt of each Alternate Service Fee, GE Capital shall allocate a portion of such Alternate Service Fee to a Loss Reserve Charge and allocate the amount of such Loss Reserve Charge to the Loss Reserve Account. The Alternate Service Fee shall be payable on each Settlement Date. For each Option Settlement Period, Parent and each Operating Subsidiary shall jointly and severally be liable to GE Capital in an amount equal to (i) the LIBOR Rate (as hereinafter defined) in effect on the last Eurodollar Business Day (as hereinafter defined) preceding the calendar quarter for which the option set forth in this subsection (e) is in effect MULTIPLIED BY (ii) 88% MULTIPLIED BY (iii) the balance of the Aggregate Investment as of the relevant Billing Date during such Option Settlement Period MULTIPLIED BY (iv) the number of days during such Option Settlement Period DIVIDED BY (v) 365. For purposes of this Section 2.3, "LIBOR Rate", for any Eurodollar Business Day, shall mean the average of the four rates, reported from time to time by Telerate News Service (or such other number or rates as such service may from time to time report), at which foreign branches of major United States banks offer United States dollar deposits to other banks for a 90-day period in the London interbank market at approximately 11:00 a.m., London time, on such Eurodollar Business Day. If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to GE Capital and Parent. For purposes of this Section 2.3, "Eurodollar Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions. Notwithstanding the above, the amount payable to GE Capital under this subsection (e) for any Option Settlement Period shall not exceed or be less than the fees that would have been payable to GE Capital pursuant to subsections (a) and (b) above for such Settlement Period by more than $100,000.

                  (f) For each Settlement Period, Parent and each of the Operating Subsidiaries shall be jointly and severally obligated to pay to GE Capital a fee (the "Loss Supplement Fee") of $125,000, subject to the following adjustments: (i) for each Settlement Period, the Loss Supplement Fee shall be increased or decreased, as the case may be, by $2,000 for each one hundredth of one percent (0.01%) by which the Net Loss Percentage (as defined below) for such Settlement Period exceeds or is less than 7.85%, as the case may be, PROVIDED, that no such adjustment for any Settlement Period shall increase or decrease the Loss Supplement Fee by more than $125,000; and (ii) the Loss Supplement Fee shall not be payable for any Settlement Period for which the Net Billing Credit (less net amounts advanced by Parent and Operating Subsidiaries during the Settlement Period pursuant to Section 2.5) is less than $300,000. For purposes of this Section 2.3(f), "Net Loss Percentage" shall mean, for any Settlement Period, YTD Net Losses for such Settlement Period divided by YTD Average Net Receivables for such Settlement Period, MULTIPLIED BY a fraction the numerator of which is 12 and the denominator of which is the number of months which have elapsed in the calendar year in which such Settlement Period occurs up to and including such calendar month. The Loss Supplement Fee shall be payable on each Settlement Date.

                  (g) A portion of the Service Fee for each Account that is an Active Account shall come due but not be payable, and shall accrue (the "Accrual Amount"), from the date of this Agreement through and including February 28, 1998. From the date of this Agreement through and including January 31, 1998, the Accrual Amount for each such Account shall be $0.40. From February 1, 1998 through and including

February 28, 1998 (the "Second Accrual Period"), the Accrual Amount shall be $0.80. On March 1, 1998, the aggregate of the Accrual Amounts for all such Accounts shall be amortized in equal installments and paid by Parent or the applicable Operating Subsidiary over the immediately following six Settlement Periods; PROVIDED, that if Parent, Operating Subsidiaries and GE Capital shall have agreed upon the substantive terms and conditions of a credit card program agreement with Monogram Credit Card Bank of Georgia as referred to in Section
14.19 by March 1, 1998, subject only to GE Capital internal approval, the Accrual Amount for the Second Accrual Period shall be $0.40 and the Service Fee, prior to any other adjustments set forth in Section 2.3(a) shall be $12.075. All amounts under this Section 2.3(g) shall become due and payable upon a termination of this Agreement, including a termination in connection with an acquisition of the type referred to in Section 12.7.

         2.4 RPR INDEBTEDNESS. When GE Capital determines that any Indebtedness is RPR Indebtedness, Parent or the applicable Operating Subsidiary shall purchase such RPR Indebtedness from GE Capital for the amount then outstanding pursuant to such RPR Indebtedness. The purchase price for such RPR Indebtedness shall be forwarded by Parent or such Operating Subsidiary to GE Capital within ten days following receipt of notice that such amount is due. The procedure for handling and processing RPR Indebtedness shall be governed by Schedule 2.4 annexed hereto, as such Schedule may be amended by Parent upon 30 days' notice to, and with the reasonable consent of, GE Capital. Upon such purchase, GE Capital shall assign Parent or the applicable Operating Subsidiary all of its right, title, and interest in and to such RPR Indebtedness, free and clear of any and all Liens created or granted by GE Capital, subject to the Lien reserved by GE Capital pursuant to Section 5.1(b). Parent and each Operating Subsidiary hereby agree that they shall be jointly and severally liable for the purchase price of all RPR Indebtedness hereunder.

         2.5 PROMOTIONAL SERVICE FEES.

                  (a) In connection with any credit promotion from and after July 11, 1997 pursuant to which finance charges may be subject to future reversals based on cardholder payments or other actions (a "Promotion"), GE Capital shall be entitled to a service fee (the "Promotional Service Fee") for all Indebtedness it purchases pursuant to this Agreement that is subject to the terms of the Promotion. This Promotional Service Fee shall be paid to GE Capital by reducing the purchase price paid to Parent for all Indebtedness subject to the terms of the Promotion by an amount determined as follows:

         Length of Promotional Term         Promotional Service Fee
                  13 months                         14.40%
                  12 months                         12.60%
                  11 months                         11.50%
                  10 months                         10.40%
                   9 months                          9.30%
                   8 months                          8.10%

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

                   7 months                          5.80%
                   6 months                          3.50%
                   5 months                          3.50%
                   4 months                           .80%
                   3 months                           .80%
                   2 months                           .80%
                   1 month                              0%

                  (b) This Promotional Service Fee shall be solely for the account of GE Capital, shall not be required to be held in reserve by GE Capital for the benefit of Parent, any Operating Subsidiary, any of their Affiliates or any other party, and shall not be deemed a payment or prepayment by Parent, Operating Subsidiary or any of their Affiliates of any amounts such parties owe or may owe to GE Capital.

                  (c) Following the end of each quarter commencing with the quarter ending August 31, 1997, GE Capital will project the aggregate dollar amount of future finance charge reversals on Accounts. On a cumulative basis, if
(x) the Promotional Service Fees collected less finance charge reversals are less than (y) the projected finance charge reversals, the "short-fall" amount shall be paid by Parent and Operating Subsidiaries on the next Settlement Date (or at GE Capital's election, GE Capital may reduce the applicable settlement payment). On a cumulative basis, if (x) the Promotional Service Fees collected less finance charge reversals are greater than (y) the projected finance charge reversals, the excess amount shall be paid by GE Capital to Parent and Operating Subsidiaries on the next Settlement Date.

                  (d) The Promotional Service Fee shall be a charge to Parent in addition to any other fees, charges or amounts otherwise owed or payable to GE Capital pursuant to this Agreement.

                  (e) Notwithstanding the foregoing, if GE Capital reasonably believes that the terms of a Promotion require a different Promotional Service Fee schedule, GE Capital shall so notify Parent and such schedule shall be applicable to such Promotion.

3.       SERVICING

         3.1 GE CAPITAL'S RESPONSIBILITIES. In connection with its purchase, establishment and/or addition and continued ownership of Accounts and Indebtedness, GE Capital shall provide Parent and Operating Subsidiaries with customized credit services, including, without limitation, the following: (a) supplying Parent and each Operating Subsidiary with credit applications, Credit Agreements and Lender Credit Card Agreements for use in the State of Washington and reviewing all applications for credit by or on behalf of prospective Account Debtors; (b) in its sole discretion, determining the creditworthiness of such prospective Account Debtors and approving those applicants deemed creditworthy pursuant to standards solely within the discretion of GE Capital; (c) in its sole discretion, establishing and revising credit limits for particular Account Debtors; (d) providing access to GE Capital's

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

authorization system for the approval of Accounts and Indebtedness and making determinations with regard to whether particular credit extensions would constitute Eligible Indebtedness, including the "Instant Credit" program; (e) issuing customized credit cards to Account Debtors; (f) preparing and mailing periodic billing statements to Account Debtors; (g) responding to billing inquiries from Account Debtors; and (h) collecting delinquent Indebtedness from Account Debtors.

         3.2 GE CAPITAL'S LIABILITIES. Except as specifically provided herein, the rejection for credit of any applicant, or any number of applicants, shall not give rise to any claim, liability, demand, offset, defense, or counterclaim by Parent or any Operating Subsidiary against GE Capital. GE Capital may furnish credit and other information concerning any Account Debtor or prospective Account Debtor to any credit bureau, credit interchange, or any other Person to whom such information may lawfully be sent for its own use, sale, or such purpose as it may deem appropriate or necessary.

         3.3 FINANCE CHARGE RATES.

                  (a) Parent and Operating Subsidiaries shall bear the sole responsibility for determining the rates for finance charges and other terms on Accounts and Indebtedness arising from Credit Agreements and for informing GE Capital to notify Account Debtors of changes, if any, in such rates and terms; GE Capital shall have no rights or responsibilities whatsoever with respect to such matters.

                  (b) Parent and Operating Subsidiaries shall give GE Capital written notice of any revisions to the finance charge rates and other terms it is imposing on Account Debtors at least 60 days prior to the date that notices of such changes in terms are required to be mailed to Account Debtors.

                  (c) GE Capital shall, upon the request of Parent or any Operating Subsidiary, advise Parent and Operating Subsidiaries of the maximum permissible rates of finance charges and other terms that may be imposed on Account Debtors in various jurisdictions and of the legal requirements for lawfully revising such rates and terms.

         3.4 RECORDS. Parent and each Operating Subsidiary agree that, as part of GE Capital's servicing activities, GE Capital may store Account Documentation forwarded to GE Capital on microfilm or other media and that GE Capital may, in the normal course of its business, destroy Account Documentation in the form forwarded to GE Capital once such Account Documentation has been microfilmed or otherwise recorded.

         3.5 AUDIT. Subject to Section 14.12, Parent, by its officers, employees or other professionals who agree to be bound by the provisions of Section 14.12, shall have the right, at its own expense, to conduct reasonable audits of GE Capital's calculation of the fees and charges payable by Parent and the Operating Subsidiaries hereunder, such audit to be conducted in a manner which will minimize interference with GE Capital's normal business operations; PROVIDED, HOWEVER, that GE Capital shall in no event be required to disclose to Parent or any of its representatives any information regarding customers of GE Capital other than Parent and the Operating Subsidiaries.

4.       CONDITIONS PRECEDENT

         4.1 CONDITIONS TO EACH PURCHASE, ESTABLISHMENT AND/OR ADDITION OF INDEBTEDNESS. Notwithstanding anything to the contrary herein, GE Capital shall not be obligated to purchase Accounts or to establish new or additional Indebtedness unless the following are true and correct in all respects:

                  (a) The Bankruptcy Court shall have entered the Approval Order, and if an appeal has been filed, no stay of such Approval Order pending appeal has been granted.

                  (b) The Bankruptcy Court shall have entered an interim order, or if there is no interim order or the interim order is no longer effective, a final order, with respect to the Postpetition Credit Agreement or any other debtor in possession financing credit agreement in form and substance reasonably satisfactory to GE Capital in all material respects, and if an appeal has been filed, no stay of such interim or final order, as the case may be, has been granted.

                  (c) All of the representations and warranties contained herein shall be true and correct in all material respects on and as of such date as though made on and as of such date.

                  (d) No event shall have occurred and be continuing, or would result from the purchase, establishment and/or addition of such Indebtedness, that constitutes a Default or an Event of Default.

                  (e) No Liens shall have been filed or recorded or otherwise exist against any of the Accounts or Indebtedness other than the Liens arising pursuant to this Agreement and neither Parent nor any Operating Subsidiary has any notice of an intention by any potential lienor to file or record any such Liens against any of the Accounts or Indebtedness.

                  The acceptance by Parent and each Operating Subsidiary of the proceeds of each purchase of Indebtedness shall be deemed to constitute a representation and warranty by Parent and each Operating Subsidiary that the conditions in this Section 4.1 have been satisfied.

5.       SECURITY AND OTHER CREDIT TERMS

         5.1 SECURITY INTEREST.

                  (a) The parties hereto (i) intend that the transactions contemplated by Section 2.1(a) shall be treated as a purchase and sale of Accounts and Indebtedness for all purposes and that the transactions contemplated by Section 2.1(b) shall be treated as a program for the extension of credit by GE Capital to Account Debtors who wish to obtain financing from GE Capital to purchase Merchandise, not as lending transactions and (ii) shall file and/or have filed UCC-1 or comparable statements in order to perfect the interests created thereby. To secure payment of all Obligations and, against the possibility that those transactions contemplated hereby as a purchase and sale of Accounts and Indebtedness or as extensions of credit to Account Debtors are not so considered despite the intentions of the parties, Parent and each Operating Subsidiary hereby grant, to the extent of their interests therein, to GE Capital a continuing first priority Lien in and to all Accounts and Indebtedness sold, assigned or otherwise transferred to GE Capital, established and/or added by GE Capital, or as to which GE Capital has otherwise provided consideration under this Agreement, including, without limitation, a first priority Lien, to the extent of Parent's or its Operating Subsidiary's interest therein, in and to all Merchandise purchased by Account Debtors pursuant to such Accounts. Such Lien is in addition to the Liens specified in Sections 5.1(b),
5.4 and 6.1. All such property shall be collectively referred to as the "Collateral".

                  (b) In addition to the Lien granted pursuant to Section 5.1(a), to secure payment of all Obligations, Parent and each Operating Subsidiary hereby grant GE Capital a continuing first priority Lien in and to
(a) all Accounts and Indebtedness at anytime owned by any such Person, including without limitation, Accounts and Indebtedness purchased by Parent or an Operating Subsidiary pursuant to Section 2.4 and (b) all Accounts and Indebtedness established and/or added by GE Capital that are purchased by Parent or an Operating Subsidiary pursuant to Section 2.4.

         5.2 VERIFICATION BY GE CAPITAL OF ACCOUNTS. Any of GE Capital's officers, employees, or agents shall have the right, at any time hereafter, in GE Capital's name or in the name of a nominee of GE Capital, to verify the validity or amount of any Account or any other matter relating to any Account or Indebtedness by mail, telephone, telegraph, or otherwise.

         5.3 RECEIPT OF PAYMENTS. The primary and exclusive right to effect collection of Indebtedness owned by GE Capital shall be vested in GE Capital and GE Capital may, at any time, in its sole discretion, notify Account Debtors to make payments directly to it in accordance with its instructions. GE Capital's collection procedures shall be consistent with the collection procedures it generally utilizes in connection with consumer receivables. Checks, money orders, or other forms of payment received by Parent or any Operating Subsidiary from Account Debtors in respect of Indebtedness shall be held in trust for the benefit of GE Capital and shall be forwarded to GE Capital within one Business Day of receipt along with a statement as to when such checks, money orders, or forms of payment were received. GE

Capital shall have the right, at any time and from time to time, in its discretion, without notice thereof to Parent or any Operating Subsidiary (i) to collect, by legal proceedings or otherwise, the Accounts and Indebtedness owned by GE Capital in the name of GE Capital; and (ii) to take control, in any manner, of any item of payment for, or proceeds of, the Accounts and Indebtedness owned by GE Capital.

         5.4 INSURANCE. Parent and each Operating Subsidiary shall list GE Capital as the loss payee under any insurance policy sold in connection with Accounts. To secure payment of all Obligations under this Agreement, Parent and each Operating Subsidiary hereby grant GE Capital a first priority Lien in and to any and all proceeds of such insurance policies. GE Capital may, in its reasonable discretion, disapprove any insurance carrier with which Parent or any Operating Subsidiary enters an agreement whereby insurance will be sold to Account Debtors where the premiums of such insurance will constitute part of Indebtedness on an Account.

         5.5 WARRANTIES. Parent and each Operating Subsidiary shall comply with all of its warranties and other obligations with respect to Merchandise, the sale of which has resulted in an Account.

         5.6 CREDITS AND ALLOWANCES. Neither Parent nor any Operating Subsidiary shall settle or adjust any dispute or claim, grant any discount, credit, or allowance, or accept any return of Merchandise purchased pursuant to an Account, except in the ordinary course of business. Parent and each Operating Subsidiary shall notify GE Capital, as soon as practicable, of all returns of Merchandise purchased pursuant to Accounts and of all credits granted to Account Debtors by Parent or any Operating Subsidiary with respect to such Merchandise or with respect to any finance or other charges due in respect of Accounts. Each such notification shall be accompanied by a statement describing the Merchandise with respect to which such credit was granted and indicating the Account to which such credit relates and the amount of credit granted to the Account Debtor. GE Capital may deduct the amount of all such credits from payments due to Parent and the Operating Subsidiaries pursuant to Section 2.1 or, at GE Capital's option, may require Parent or an Operating Subsidiary to pay such amounts within two Business Days after notification by GE Capital. When Parent or any Operating Subsidiary receives property of any kind in respect of an Account by reason of a transaction with an Account Debtor, it shall hold such property in trust for the benefit of GE Capital, subject to GE Capital's Lien, as property forming part of the Account, until GE Capital receives payment with respect to the Account pursuant to which such Merchandise was purchased. GE Capital may, at any time, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which it considers advisable.

         5.7 NOTICE TO GE CAPITAL. Parent and each Operating Subsidiary shall each promptly: (a) upon learning thereof, inform GE Capital in writing of any material delay in its performance of any of its obligations to Account Debtors where such delay might have a Material Adverse Effect and (b) upon receipt or learning thereof, furnish to and inform GE Capital of all material information relating to an adverse change in the financial condition of any Account Debtor, including, without limitation, information regarding changes of address of Account Debtors and notices of filings under the Bankruptcy Code with respect to Account Debtors.

         5.8 FURTHER ASSURANCES. In addition to the undertakings specifically provided for in this Agreement, Parent and each Operating Subsidiary shall each do all other things and sign and deliver all other documents and instruments requested by GE Capital to perfect, protect, maintain, and enforce the Liens of GE Capital and the first priority of such Liens, and all other rights granted pursuant hereto or pursuant to any other present or future agreement between Parent or any Operating Subsidiary and GE Capital. Such acts shall include, without limitation, indicating on the books and records of Parent and each Operating Subsidiary (including, without limitation, originals and copies of Credit Agreements, Lender Credit Card Agreements, sales slips, and computer tapes where such items are in the possession of such Person) that Accounts and Indebtedness have been sold and assigned to, or established and/or added by GE Capital and are subject to a Lien pursuant hereto, providing GE Capital copies of any Account Documentation, the filing of financing statements, amendments, and termination statements under the Code, and the delivery of any document, including computer tapes or disks, the physical possession of which is necessary for GE Capital in connection with its ownership of Accounts and Indebtedness. In addition, upon GE Capital's request, Parent and each Operating Subsidiary shall make or cause to be made a conspicuous notation, satisfactory to GE Capital in form and content, on the original and store copy of each Credit Agreement, and on the original, store, and finance copy of each sales order which evidences any Account or Indebtedness, indicating that such Account or Indebtedness is owned by GE Capital. Parent and each Operating Subsidiary irrevocably authorize GE Capital to execute alone any financing statement or any other document or instrument which may be required to perfect, protect, or enforce any right or Lien granted to GE Capital pursuant to this Agreement and authorize GE Capital to sign such Person's name on the same.

         5.9 ATTORNEY-IN-FACT. Parent and each Operating Subsidiary each hereby appoints GE Capital or GE Capital's designee as its attorney-in-fact (a) to endorse such Person's name on any check, note, acceptance, money order, draft, or other form of payment of or security for any Account or Indebtedness that may come into GE Capital's possession; (b) to sign such Person's name on drafts against Account Debtors relating to any Account or Indebtedness, schedules and assignments of any Account or Indebtedness, notices of assignment or other public records, verifications, and notices to any Account Debtor; and (c) to do all things necessary to carry out or enforce the obligations of Account Debtors and to preserve GE Capital's Lien in and to Accounts and Indebtedness pursuant hereto. Parent and each Operating Subsidiary each ratifies and approves all acts of GE Capital as attorney-in-fact. GE Capital as attorney-in-fact will not be liable for any act, omission, error of judgment, or mistake of fact or law, except where such liability arises from GE Capital's negligence. This power, being coupled with an interest, is irrevocable until there shall no longer be any Indebtedness outstanding and all Obligations shall have been fully satisfied.

         5.10 CONTINUED LIABILITIES. Anything herein to the contrary notwithstanding, (a) Parent and each Operating Subsidiary shall each remain liable pursuant to any and all contracts and agreements with any Account Debtor included in any Account (including, for the avoidance of doubt, any and all contracts and agreements entered into by Old JMS with any Account Debtor) to the extent set forth therein to perform all of its duties and obligations pursuant thereto to the same extent as if this Agreement had not been executed; (b) the exercise by GE Capital of any rights pursuant to this Agreement shall not release Parent or any Operating Subsidiary from any of such Person's duties or obligations pursuant to the contracts and agreements relating to any Account; and (c) except to the extent specifically set forth herein, GE Capital shall not have any obligation or liability with respect to any Account by reason of this Agreement or be obligated to perform any of the obligations or duties of Parent or any Operating Subsidiary pursuant to this Agreement or to take any action to collect or enforce any claim for payment assigned pursuant hereto or thereto.

         5.11 GE CAPITAL MAY PERFORM. If Parent or any Operating Subsidiary fails to perform any of its duties or obligations contained herein, GE Capital may itself perform, or cause performance of, such duties or obligations or enforce, or cause enforcement of, such rights, and the expenses of GE Capital incurred in connection therewith shall be jointly and severally payable by Parent and each Operating Subsidiary on demand.

         5.12 RIGHT OF SETOFF. In addition to any other rights granted to GE Capital herein, GE Capital shall, upon the occurrence and during the continuance of any Default or Event of Default, have the right to appropriate and apply to the payment of Obligations any and all money or property of Parent or any Operating Subsidiary then held by GE Capital; PROVIDED, that during the pendency of the Chapter 11 Cases, GE Capital shall provide the Debtors with four Business Days written notice of its intent to take such actions. GE Capital may also withhold any amount due from Parent or any Operating Subsidiary pursuant to this Agreement from amounts payable to Parent and Operating Subsidiaries pursuant to
Section 2.2.

         5.13 PAYMENTS. Parent and each Operating Subsidiary shall take any and all actions requested by GE Capital to insure that all payments by Account Debtors in respect of Accounts will be directed to such address as GE Capital may specify.

         5.14 USE OF PROCEEDS. Parent and each Operating Subsidiary each agrees that it will utilize all amounts received under Section 2.2 only for its working capital needs, for distributions made (after giving effect thereto) in compliance with law or for other valid and lawful corporate purposes.

         5.15 ACCOUNTING. GE Capital will provide a monthly accounting of the Indebtedness and all fees and charges pursuant to this Agreement. Each and every such accounting shall be deemed final, binding, and conclusive upon Parent and each Operating Subsidiary in all respects as to all matters reflected therein, unless Parent or any Operating Subsidiary, within 60 days after the date any such accounting is rendered, shall notify GE Capital of any objection which such Person may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed.

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

         5.16 ACCESS. GE Capital (by any of its officers, employees, and/or agents) shall, upon reasonable notice during normal business hours, have the right to examine, inspect, audit, and make extracts from all of the records, files, and books of account of Parent and each Operating Subsidiary, insofar as such records, files, and books of account relate to Accounts or Indebtedness. Parent and each Operating Subsidiary shall each use its best efforts to facilitate GE Capital's exercise of such right, including, without limitation, the assignment of such personnel for the assistance of GE Capital as GE Capital shall request. Upon GE Capital's request, Parent and each Operating Subsidiary shall supply GE Capital with originals and/or copies of any of the foregoing within three Business Days of such request.

6.       LOSS RESERVE ACCOUNT

         6.1 ESTABLISHMENT. GE Capital shall create, on its books, for the benefit of and in the name of Parent and each Operating Subsidiary, a record known as the "Loss Reserve Account." To secure payment of all Obligations, Parent and each Operating Subsidiary hereby grant, to the extent of their interests therein, to GE Capital a first priority security interest in and to the Loss Reserve Account. Neither Parent nor any Operating Subsidiary shall be entitled to any interest or similar charge on the Loss Reserve Balance.

         6.2 CREDITS. GE Capital shall credit the Loss Reserve Balance with the amounts required to be so credited pursuant to Section 2.3(a) or 2.3(e).

         6.3 DEBITS. GE Capital shall decrease the Loss Reserve Balance by the amount of all Bad Debt Loss; PROVIDED, HOWEVER, that the Loss Reserve Balance shall never be decreased below zero.

         6.4 TERMINATION. Notwithstanding anything to the contrary herein, upon any termination of the arrangement contemplated by this Agreement, on the first Settlement Date on which GE Capital owns no Accounts or Indebtedness and the Obligations have been satisfied in full, GE Capital shall forward to Parent an amount equal to the Loss Reserve Balance on such date.

7.       REPRESENTATIONS AND WARRANTIES
         OF PARENT AND OPERATING SUBSIDIARIES

                  To induce GE Capital to purchase, establish and/or add Accounts and Indebtedness, Parent and each Operating Subsidiary make the following representations and warranties to GE Capital each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each day on which Indebtedness is purchased, established and/or added by GE Capital:

         7.1 CORPORATE EXISTENCE: COMPLIANCE WITH LAW. Parent and each Operating Subsidiary each (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (c) subject to the requirements of the Bankruptcy Code, has the requisite corporate power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, and hereafter contemplated to be, conducted; (d) has all material licenses, permits, consents, or approvals from or by, has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; and (e) is in compliance with its certificate of incorporation and bylaws. Parent owns all of the outstanding Stock of each Operating Subsidiary.

         7.2 EXECUTIVE OFFICES. The chief executive office and principal place of business of Parent and each Operating Subsidiary is at 6111 Broken Sound Parkway NW, Boca Raton, Florida 33487; all records relating to Accounts and Indebtedness are and shall be maintained there or at such locations as are set forth on Schedule 7.2 annexed hereto, as such Schedule may be amended by Parent from time to time upon 30 days' prior written notice to GE Capital. Schedule 7.2 contains a complete and correct listing of the address of all stores of Parent and each Operating Subsidiary.

         7.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Subject to the entry of the Approval Order, the execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Parent and Operating Subsidiaries pursuant to this Agreement, and the creation of all Liens provided for herein and therein: (a) are within the corporate power of such Person; (b) have been duly authorized by all necessary or proper corporate action, including the consent of shareholders where required; (c) are not in contravention of any provision of the certificate of incorporation or bylaws of such Person; (d) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default pursuant to, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such Person is a party or by which such Person or any of its property is bound; and (f) do not require the consent or approval of any governmental body, agency, authority, or any other Person which has not been made or obtained previously. Subject to the entry of the Approval Order, this Agreement has been duly executed and delivered by Parent and each Operating Subsidiary and constitutes the legal, valid, and binding obligation of each such Person, enforceable against each such Person in accordance with its terms.

         7.4 FINANCIALS.

                  (a) The consolidated balance sheet of Parent as at June 30, 1987 (the "Parent Balance Sheet"), and the related statements of earnings and retained earnings and changes in financial position for the fiscal period then ended, has been prepared in accordance with GAAP applied on a consistent basis and presents fairly the financial condition of Parent as at such date and the result of its operations and changes in financial position for the period then ended.

                  (b) Parent, as at the date of the Parent Balance Sheet, had no liabilities or obligations whatsoever, whether absolute, accrued, contingent, or otherwise, or liabilities for Charges, long-term leases, or unusual forward or long-- term commitments, which are not reflected and fully reserved in the Parent Balance Sheet or disclosed in the Notes thereto and which would have a Material Adverse Effect.

                  (c) From the date of the Parent Balance Sheet through the Closing Date, (i) there has been no material adverse change in the business, operations, prospects, assets, or financial or other condition of Parent and
(ii) no dividends or other distributions have been declared, paid, or made upon any shares of Stock of Parent, nor have any shares of Stock of Parent been redeemed, retired, purchased, or otherwise acquired for value by Parent.

         7.5 NO DEFAULT. Neither Parent nor any Operating Subsidiary is in default pursuant to or in respect of any contract, agreement, lease, or other instrument to which such Person is a party nor has any such Person received any notice of default pursuant to any such contract, agreement, lease, or other instrument where such default would have a Material Adverse Effect; PROVIDED, HOWEVER, that neither Parent nor any Operating Subsidiary shall be deemed to have breached the representation and warranty in this Section 7.5 with respect to any default with respect to any contract, agreement, lease, or other instrument with any Person other than GE Capital unless such default has not been cured within 30 days of its occurrence.

         7.6 NO BURDENSOME RESTRICTIONS. No contract, lease, agreement, or other instrument to which Parent or any Operating Subsidiary is a party or by which Parent's or any Operating Subsidiary's property is bound, and no provision of law or governmental regulation relating to or otherwise affecting Parent or any Operating Subsidiary, will result in a Material Adverse Effect.

         7.7 TAXES. All of Parent's and each Operating Subsidiary's Tax Returns have been filed with or supplied to the appropriate governmental agencies, and all Taxes shown thereon to be due and payable or otherwise due and payable have been paid prior to the time when due and payable or will be timely paid with adequate provision therefor being included in the books of such Person in accordance with GAAP. All such Tax Returns are or will be, as the case may be, true, complete, and accurate in all material respects. Except as provided in
Schedule 7.7(a) annexed hereto, none of the property owned by Parent or any Operating Subsidiary is property which such Person is required to treat as being owned by any other Person pursuant to the provisions of IRC ss. 168(f)(8) or is "tax-exempt use property" within the meaning of IRC ss. 168(j)(3). Proper and accurate amounts have been withheld by Parent and each Operating Subsidiary from its employees for all periods in compliance in all material respects with the income tax, social security, and unemployment withholdings provisions of federal, state, local, and foreign law and such withholdings have been timely paid to the respective governmental agencies or adequate provision therefor is included on the books of such Person in accordance with GAAP. Except as provided on Schedule 7.7(b) hereto, neither Parent nor any Operating Subsidiary has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. Neither Parent nor any Operating Subsidiary has filed a consent pursuant to IRC ss. 341(f) or agreed to have IRC ss. 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC ss. 341(f)(4)). Except as shown on Schedule 7.7(b), since 1984, neither Parent nor any Operating Subsidiary has agreed or been requested to make any adjustment under IRC ss. 481(a) by reason of a change in accounting method or otherwise. Neither Parent nor any Operating Subsidiary has any obligation pursuant to any written tax-sharing agreement. GE Capital has not provided Parent or any Operating Subsidiary with any advice with respect to the financial, legal, tax, or other consequences of any transactions, including the transactions contemplated by this Agreement, and Parent and Operating Subsidiaries have retained or employed their own professionals to render such financial, legal, tax, or other advice where they believe such advice is necessary. Anything to the contrary herein notwithstanding, the representations and warranties made in this Section 7.7 shall not be deemed to be breached where such breach does not have a Material Adverse Effect.

         7.8 ERISA. Each Plan is in compliance, in all material respects, with ERISA, the IRC, and all federal and state laws and all regulations promulgated thereunder. With respect to each Plan, all reports required under ERISA or under any other law or regulation to be filed by Parent or any ERISA Affiliate with the relevant governmental authority have been duly filed and all such reports are true and correct in all material respects as of the date given. Neither Parent nor any ERISA Affiliate nor any other "party-in-interest" or "disqualified person" has engaged in a "prohibited transaction," as such terms are defined in IRC ss. 4975 and Title I of ERISA, in connection with any Plan maintained by Parent or any ERISA Affiliate which would subject a party-in-interest or disqualified person (after giving effect to any exemption) to the tax on prohibited transactions imposed by IRC ss. 4975 or any other liability where the "amount involved" under such section exceeds $1,000,000. Except as set forth on Schedule 7.8 annexed hereto, no Plan has been terminated, nor has any accumulated funding deficiency (as defined in IRC ss. 412(a)) been incurred without regard to any waiver granted under IRC ss. 412. No funding waiver from the IRS has been received or requested with respect to any Plan or Multiemployer Plan. Neither Parent nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by terms of any Plan or Multiemployer Plan. There has been no Reportable Event or event requiring disclosure under ERISA ss.ss. 4041(c)(3)(C), 4062(f), or 4063(a) with respect to any Plan or any related trust since the effective date of ERISA. As of the end of the immediately preceding plan year, the value of the assets of each Plan equalled or exceeded the present value of the accrued benefits of such Plan utilizing Plan actuarial assumptions as in effect for such plan year. Other than routine claims for benefits in the ordinary course of business, there are no actions, claims, or lawsuits asserted or instituted against, and neither Parent nor any ERISA Affiliate has any knowledge of any threatened actions, claims, or lawsuits against, (a) the assets of any Plan or any fiduciary of a Plan with respect to the operation of such Plan or (b) the assets of any employee welfare benefit plan (as defined in ERISA ss. 3(l)) or any fiduciary thereof with respect to the operation of such Plan, to the extent any such action, claim, or lawsuit, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Any bond required pursuant to ERISA with respect to any Plan has been obtained and is in full force and effect. Neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, (i) any liability, other than premiums due under ERISA ss. 4007 to the PBGC, (ii) any withdrawal liability (and no event has occurred which, with the giving of notice, would result in such liability) under ERISA ss. 4201 as a result of a complete or partial withdrawal (within the meaning of ERISA ss. 4203 or 4205) from a Multiemployer Plan, or (iii) any liability under ERISA ss. 4062 to the PBGC, to a trust established under ERISA ss. 4041 or 4042, or to a trustee appointed under ERISA ss. 4042. Neither Parent nor any ERISA Affiliate nor any organization to which Parent or any such ERISA Affiliate is a successor or parent corporation (within the meaning of ERISA ss. 4069(b)) has engaged in a transaction within the meaning of ERISA ss. 4069. Except for the provision of group health care benefits to officers and certain key executives of Parent, and except for premiums paid for retiree Medicare supplemental coverage, as of the Closing Date, neither Parent nor any ERISA Affiliate maintains or has established any welfare benefit plan (within the meaning of ERISA ss. 3(l)) which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Reconciliation Act of 1985, as amended, and at the expense of the participant or the beneficiary of the participant.

         7.9 NO LITIGATION. Except as set forth on Schedule 7.9 annexed hereto (as such Schedule may be amended by Parent from time to time), no action, claim, or proceeding is now pending or, to the knowledge of Parent or any Operating Subsidiary, overtly threatened against Parent or any Operating Subsidiary, at law, in equity, or otherwise, before any court, board, commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which individually or in the aggregate, if adversely determined, could have a Material Adverse Effect nor, to the knowledge of such Person, does a state of facts exist which would form the basis for any such proceedings. None of such matters set forth on Schedule 7.9 questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         7.10 BROKERS. No broker or finder brought about the obtaining, making, or closing of the transactions contemplated by this Agreement and neither Parent nor any Operating Subsidiary has any obligation to any Person in respect of any finder's or brokerage fees in connection with the transactions contemplated by this Agreement.

         7.11 COMPLIANCE WITH LAW. With respect to each Account and Indebtedness, (a) every action taken by Parent, and each Operating Subsidiary,
(b) every agreement with an Account Debtor, form, letter, notice, statement, or other material used by Parent, and each Operating Subsidiary in connection with the performance of its duties and obligations in connection with such Account and Indebtedness, (c) every action taken by Parent, and each Operating Subsidiary in connection with each sale of Merchandise resulting in an Account and/or

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

Indebtedness, and (d) all Account Documentation, complies, in all material respects (except where non-compliance results from an act of GE Capital or failure to act where GE Capital had a duty to act), with all federal, state, and local statutes, regulations, ordinances, or administrative rulings, including, without limitation, laws and regulations relating to unfair, deceptive, or unconscionable acts or practices.

         7.12 ACCOUNTS. Each item of Indebtedness on an Account owned by GE Capital (and, to the extent applicable, each Account pursuant to which such Indebtedness is incurred), at the time of purchase, establishment and/or addition, (a) is owned by Parent, Old JMS or an Operating Subsidiary in the case of a Credit Agreement; (b) is in all events free and clear of all Liens in favor of any Person other than GE Capital; (c) arises in connection with a bona fide final sale and delivery of Merchandise by Parent or an Operating Subsidiary in the ordinary course of its business to an Account Debtor for personal, family, or household use; (d) is for a liquidated amount as stated in the Account Documentation relating thereto; (e) is enforceable against the Account Debtor in accordance with its terms; (f) is not subject to any defense, deduction, offset, or counterclaim; (g) bears a signature of an Account Debtor which is genuine and not forged or unauthorized; and (h) is Eligible Indebtedness.

         7.13 INFORMATION CORRECT. All information furnished by Parent or any Operating Subsidiary to GE Capital for purposes of or in connection with this Agreement or any transaction contemplated in connection with this Agreement, and all information hereafter furnished by Parent or any Operating Subsidiary to GE Capital, is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading.

         7.14 TITLE. Upon the purchase of Accounts and Indebtedness by GE Capital from Parent or any Operating Subsidiary, GE Capital will have good and marketable title to such Accounts and Indebtedness.

         7.15 TREATMENT OF WASHINGTON RESIDENTS. Parent and the Operating Subsidiaries shall use Lender Credit Card Agreements in connection with the establishment of Accounts for residents of the State of Washington and shall not use Credit Agreements to create Accounts for residents of the State of Washington.

                  For purposes of this Part 7, all references to "materiality" with respect to Parent and/or Operating Subsidiaries shall be construed to refer to a material effect with respect to Parent and Operating Subsidiaries on a consolidated basis.

8.       REPORTS AND NOTICES

                  As long as this Agreement remains in effect, Parent and, where applicable, each Operating Subsidiary, shall deliver to GE Capital:

                  (a) Within 30 days after the end of each fiscal month, a copy of the unaudited balance sheet of Parent as of the close of such fiscal month and the related

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

statements of income, cash flow and changes in financial position for such fiscal month, all prepared in accordance with GAAP (except for the omission of immaterial footnotes, the substance of which is contained in the audited financial statements for the immediately preceding fiscal year) applied on a consistent basis and in accordance with the accounting principles applied during previous periods and accompanied by the certification of the chief executive or chief financial officer of Parent that such financial statement presents fairly the financial position of Parent, subject to normal year-end adjustments, as of the end of such fiscal month and that there is no Default or Event of Default and a Certificate executed by such chief executive or chief financial officer, to the extent such monthly reports are required to be delivered to any lender of Parent and Operating Subsidiaries.

                  (b) Within 60 days after the end of each fiscal quarter of Parent, other than the last fiscal quarter of any Fiscal Year, a copy of the unaudited balance sheet of Parent as of the close of such quarter and the related statements of income and changes in financial position for such quarter, all prepared in accordance with GAAP (except for the omission of immaterial footnotes, the substance of which is contained in the audited financial statements for the immediately preceding fiscal year) applied on a consistent basis and in accordance with the accounting principles applied during previous periods and accompanied by the certification of the chief executive or chief financial officer of Parent that such financial statement presents fairly the financial position of Parent, subject to normal year-end adjustments, as of the end of such quarter and that there is no Default or Event of Default and a Certificate executed by such chief executive or chief financial officer.

                  (c) Within 100 days after the close of each Fiscal Year, a copy of the annual financial statement of Parent, consisting of a balance sheet and related statements of income and changes in financial position, all prepared in accordance with GAAP applied on a consistent basis and in accordance with the accounting principles applied during previous periods (except for changes required by GAAP), certified, as to Reorganized Debtors (or Parent or any Operating Subsidiary if it has not filed a Chapter 11 Case), by the independent certified public accountants regularly retained by Parent and reasonably acceptable to GE Capital, and accompanied by a certificate from such accountants to the effect that during the course of their examination they have not become aware of any Default or Event of Default. After the effective date of the Plan of Reorganization, the certification of the financial statements shall be without qualification.

                  (d) As soon as practicable, but in any event within three Business Days after Parent or any Operating Subsidiary becomes aware of the existence of any Default, any Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default, Event of Default, event, development, or information, including the anticipated effect thereof, which notice shall be confirmed in writing within five days.

                  (e) As soon as practicable, but in any event (i) within 30 days after Parent or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of such term has occurred and (ii) within ten days after Parent or any ERISA Affiliate knows or has reason to know that any other ERISA Event has occurred or of any request for a minimum funding waiver under IRC ss. 412 with respect to any Plan or Multiemployer Plan, a statement of Parent's principal financial officer describing such ERISA Event and any action Parent proposes to take with respect thereto.

                  (f) As soon an practicable, but in any event within two Business Days following receipt thereof, copies of any notices received by Parent or any ERISA Affiliate from PBGC of PBGC's intent to terminate any Plan or to have a trustee appointed for the administration of any Plan.

                  (g) As soon as practicable, but in any event within two Business Days after Parent or any ERISA Affiliate knows or has reason to know that Parent or any such ERISA Affiliate has filed, or intends to file, a notice of intent to terminate any Plan under a distress termination (within the meaning of IRC ss. 4041(c)).

                  (h) As soon as practicable, but in any event within five Business Days following receipt thereof, copies of any notices or correspondence received by Parent or any ERISA Affiliate from any Multiemployer Plan sponsor concerning the imposition of any withdrawal liability pursuant to ERISA ss. 4202.

                  (i) Promptly after the commencement thereof, notice of any action suit, or proceeding before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which may have a Material Adverse Effect on Parent, any ERISA Affiliate, or any Plan.

                  (j) As soon as available, copies of all pleadings, including motions and applications and complaints, and other documents filed by or on behalf of the Debtors in the Chapter 11 Cases, and copies of all documents and other information distributed by or on behalf of the Debtors to an official committee of creditors or any other official committee appointed in the Chapter 11 Cases (except to the extent such information is subject to a confidentiality agreement between the Debtors and such committee).

                  (k) Such other information respecting the Accounts, the Indebtedness, or the business or financial condition or prospects of Parent or any Operating Subsidiary as GE Capital may, from time to time, reasonably request.

9.       INDEMNIFICATION

         9.1 INDEMNIFICATION BY PARENT AND OPERATING SUBSIDIARIES. Parent and each Operating Subsidiary agree, jointly and severally, to protect, indemnify, and hold harmless GE Capital and its Affiliates, and the employees, officers, and directors thereof, against any and all liabilities, costs, and expenses (including attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, any governmental or regulatory authority, Account Debtors with respect to

Accounts, any Person who prosecutes or defends any action or proceeding, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from: (a) any breach of warranty by Parent or any Operating Subsidiary with respect to any sale of Merchandise resulting in an Account or Indebtedness; (b) any transaction, contract, understanding, promise, representation, or any other relationship, actual, asserted, or alleged, between Parent or any Operating Subsidiary and any Account Debtor relating to an Account; (c) any breach by Parent or any Operating Subsidiary of any of the terms, covenants, representations, warranties, conditions precedent, or other provisions contained in this Agreement or any other instrument or document delivered to GE Capital in connection herewith or therewith; (d) any breach by Old JMS of any terms, covenants, representations, warranties, conditions precedent or other provision contained in the Account Financing Agreement between GE Capital an Old JMS and any amendments or supplements thereto; (e) any claim, demand, allegation, offset, defense, or counterclaim which, if true or proven, would constitute a breach pursuant to (a) or (c) of this Section 9.1; (f) any other act by Parent, any Operating Subsidiary, or the employees or agents of such Person or omission by any such Person where any of them had a duty to act; or (g) the use by any Person of any Merchandise the purchase of which was financed by an Account. Such obligation to indemnify shall survive any payment of amounts owing pursuant to any Account and the termination of this Agreement.

         9.2 INDEMNIFICATION BY GE CAPITAL. GE Capital agrees to protect, indemnify, and hold harmless Parent, each Operating Subsidiary, and their Affiliates, and the employees, officers, and directors thereof, against any and all liabilities, costs, and expenses (including attorneys' fees and expenses), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions, or proceedings, by whomsoever asserted, including, without limitation, any governmental or regulatory authority, Account Debtors with respect to Accounts, any Person who prosecutes or defends any action or proceeding, whether as representative of or on behalf of a class or interested group or otherwise, arising out of, connected with, or resulting from (a) any act by GE Capital, its employees, or agents or omission by any such Person where any of them had a duty to act or (b) any action taken by GE Capital pursuant to this Agreement which fails to comply with law; PROVIDED, HOWEVER, that GE Capital shall not be required to make any indemnification pursuant to this Section 9.2 with respect to any form, Credit Agreement or Lender Credit Card Agreement which was supplied by GE Capital to Parent or any Operating Subsidiary where such form, Credit Agreement or Lender Credit Card Agreement was not used by such Person in conformance with GE Capital's written instructions.

         9.3 DEFENSE OF CLAIMS. In the event that any legal proceeding shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from another pursuant to this Part 9, the party seeking indemnification shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party which shall have the right, to the extent of its indemnification, at its option and at its own expense, to be represented by counsel of its choice and to defend against, negotiate, settle, or otherwise deal with any proceeding, claim, or demand which is related to any loss, liability, damage, or deficiency indemnified against pursuant hereto. The parties hereto agree to cooperate fully with the defense, negotiation, or settlement of any such legal proceeding, claim, or demand.

         9.4 PAYMENT OF INDEMNIFIED AMOUNTS. After any final judgment or award shall have been rendered by a court, arbitration board, or administrative agency of competent jurisdiction, or a settlement shall have been consummated, the party seeking indemnification shall forward to the other party notice of any sums due and owing by it with respect to such matter and such party shall be required to pay all of the sums so owing to the party seeking indemnification within 30 days after the date of such notice.

10.      AFFIRMATIVE COVENANTS OF PARENT AND OPERATING
         SUBSIDIARIES

         Parent and each Operating Subsidiary covenant and agree that, without GE Capital's prior written consent, which GE Capital shall not be under any express or implied obligation to grant, from and after the date hereof until all Obligations shall have been paid in full and GE Capital shall own no
Indebtedness:

         10.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Subject to the requirements of the Bankruptcy Code, Parent and each Operating Subsidiary shall
(a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except that neither Parent nor any Operating Subsidiary shall have to qualify to do business in any jurisdiction where the failure so to qualify will not have a Material Adverse Effect and (b) transact business and invoice all Accounts in such name as shall clearly indicate that all the Accounts belong solely to GE Capital. Notwithstanding the provisions of subsection (a) of this Section 10.1, Parent or any Operating Subsidiary may, upon 30 days' prior notice to GE Capital, cause itself to be merged into or with any Operating Subsidiary or any company which is, as of the Closing Date, an Affiliate or Subsidiary of Parent.

         10.2 GE CAPITAL'S INSTRUCTIONS. Parent and each Operating Subsidiary shall use forms and contracts supplied by GE Capital only in such manner and for such purposes as GE Capital shall specify.

         10.3 BOOKS AND RECORDS. Parent shall keep complete and correct records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP consistently applied through the periods involved. Parent and each Operating Subsidiary and their designees shall keep complete and correct records and books of account with respect to all Indebtedness originated by Parent and each Operating Subsidiary.

         10.4 LITIGATION. Parent and each Operating Subsidiary shall notify GE Capital in writing, promptly upon learning thereof, of any litigation involving claims

(exclusive of claims for punitive damages) against it or its assets in an amount in excess of $500,000 for a single claim or $1,000,000 in the aggregate for related claims and of the institution of any suit or administrative proceeding against any Person that, if adversely determined, would have a Material Adverse Effect. This Section 10.4 shall not apply to claims which are covered by insurance where the carrier has not contested responsibility.

         10.5 COMPLIANCE WITH LAW. In the performance of all of its obligations pursuant hereto, Parent and each Operating Subsidiary shall comply, in all material respects, with all federal, state, and local laws and regulations.

         10.6 AGREEMENTS. Subject to the restrictions of the Bankruptcy Code, Parent and each Operating Subsidiary shall perform all of its obligations and enforce all of its rights pursuant to each agreement to which it is a party.

         10.7 EMPLOYEE PLANS. For each Plan adopted by Parent or an Operating Subsidiary, such Person shall, to the extent required by ERISA, (a) use its best efforts to seek and receive determination letters from the IRS to the effect that such Plan is qualified within the meaning of IRC ss. 401(a); (b) from and after the adoption of any Plan, use its best efforts to cause such Plan to be qualified within the meaning of IRC ss. 401(a) and to be administered in all material respects in accordance with the requirements of ERISA and IRC ss. 401(a); and (c) not take any action which would cause such Plan not to be qualified within the meaning of IRC ss. 401(a) or not to be administered in all material respects in accordance with the requirements of ERISA and IRC ss. 401(a).

         10.8 SUPPLEMENTAL DISCLOSURE. From time to time as may be necessary, Parent and Operating Subsidiaries shall each promptly supplement or amend each Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered inaccurate thereby; PROVIDED, HOWEVER, that no such supplement or amendment shall constitute a waiver by GE Capital of any of its rights pursuant to this Agreement.

         10.9 USE OF PROCEEDS. All funds paid by GE Capital to Parent and each Operating Subsidiary pursuant to the Operating Agreement shall be used by each such Person only for its working capital needs, for distributions made (after giving effect thereto) in compliance with law or for other valid and lawful corporate purposes.

11.      NEGATIVE COVENANTS OF PARENT AND OPERATING
         SUBSIDIARIES

                  Parent and each Operating Subsidiary covenant and agree that, without GE Capital's prior written consent, which GE Capital shall not be under any express or implied obligation to grant, from and after the date hereof until all Obligations shall have been paid in full and GE Capital shall own no
Indebtedness:

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

         11.1 SUBSIDIARIES. Neither Parent nor any Operating Subsidiary shall acquire the Stock of any Person that was not a Subsidiary as of the Closing Date, except upon 30 days' prior written notice to GE Capital. In the event that Parent shall form or acquire additional Subsidiaries principally engaged in the same business as Operating Subsidiaries, the parties shall, by amendment to this Agreement, and upon the reasonable satisfaction of GE Capital that there will be no Material Adverse Effect, include such Subsidiaries as parties to this Agreement.

         11.2 ADVERSE TRANSACTIONS. Neither Parent nor any Operating Subsidiary shall enter into any transaction, or permit or agree to any extension, compromise, or settlement, or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, which would have a Material Adverse Effect.

         11.3 LIENS. Neither Parent nor any Operating Subsidiary shall create or permit any Lien in and to the Accounts or Indebtedness except presently existing or hereafter created Liens in favor of GE Capital.

         11.4 SALES OF ASSETS. Neither Parent nor any Operating Subsidiary shall sell, transfer, convey, or otherwise dispose of any Accounts or Indebtedness except as contemplated by this Agreement.

         11.5 CANCELLATION OF INDEBTEDNESS. Neither Parent nor any Operating Subsidiary shall cancel any claim or debt it owns, except for adequate consideration and in the ordinary course of business.

         11.6 EVENTS OF DEFAULT. Neither Parent nor any Operating Subsidiary shall take or omit to take any action, which act or omission would constitute a Default or Event of Default.

         11.7 NEW LOCATIONS. Neither Parent nor any Operating Subsidiary shall conduct any of its business at a location other than those set forth on Schedule
7.2 annexed hereto nor shall any such Person maintain records at a location other than those set forth on Schedule 7.2 without 30 days, prior written notice to GE Capital. Parent shall not permit any Affiliate, other than Operating Subsidiaries, to enter into credit agreements with customers for the financing of the purchase of retail goods from any Affiliate of Parent.

         11.8 ERISA. Parent shall not: (a) terminate, directly or indirectly, or permit any ERISA Affiliate to terminate, directly or indirectly, any Plan subject to Title IV of ERISA where such termination could reasonably be expected to have a Material Adverse Effect, (b) permit the occurrence or continuance of any ERISA Event which could reasonably be expected to have a Material Adverse Effect, or (c) make, or permit any ERISA Affiliate to make, any complete or partial withdrawal (within the meaning of ERISA ss. 4201) from any Multiemployer Plan where such withdrawal could reasonably be expected to have a Material Adverse Effect.

12.      TERM

         12.1 TERMINATION AND RENEWAL. Subject to the provisions of Part 13 hereof, the arrangements contemplated hereby shall be in effect until October 31, 1999.

         12.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION. Except as otherwise expressly provided for herein, no termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Parent or any Operating Subsidiary or the rights of GE Capital relating to any transaction or event occurring prior to such termination. All undertakings, agreements, covenants, indemnities, warranties, and representations contained herein shall survive such termination or cancellation, except as specifically provided herein to the contrary. Without in any manner limiting the generality of the foregoing, upon such termination, GE Capital shall continue to own Accounts and Indebtedness and Parent and each Operating Subsidiary shall continue to be jointly and severally liable for the fees set forth herein and for RPR Indebtedness to the extent specified in Section 2.4 until such time as the Aggregate Investment shall be reduced to zero or Parent purchases Accounts and Indebtedness from GE Capital pursuant to Section 12.4, whichever shall occur earlier.

         12.3 TERMINATION FEE. Except as otherwise specified herein, upon any termination hereof, Parent and each Operating Subsidiary shall be jointly and severally liable to GE Capital for a termination fee equal to $3,500,000.

         12.4 PURCHASE OF ACCOUNTS. Except as provided in the following sentence, upon any termination hereof, Parent shall purchase all Accounts and Indebtedness owned by GE Capital for an amount equal to the "Purchase Price" as defined below. Notwithstanding the foregoing, upon any termination of this Agreement under Section 12.1, Parent shall, if (and only if) requested in writing by GE Capital, purchase all Accounts and Indebtedness owned by GE Capital (other than Indebtedness incurred prior to January 1, 1997) for an amount equal to the Purchase Price, provided that GE Capital may not require Parent to consummate the purchase of such Accounts prior to the last Billing Date in October 1999, and provided further that GE Capital may not request Parent to purchase the Accounts and Indebtedness after the last Billing Date in October 2000. In order to determine the amount of Indebtedness incurred prior to January 1, 1997 (the "Prior Indebtedness") that remains outstanding at any point in time for the purposes of calculating the amount of Indebtedness that GE Capital does not have the right to require Parent to purchase pursuant to the preceding sentence (and for no other purpose): (a) the amount of the Prior Indebtedness as of December 31, 1996 was $750,991,264; (b) the number of Accounts as of December 31, 1996 related to the Prior Indebtedness was 631,917 (the "Applicable Accounts"); and (c) all payments and write-offs with respect to the Applicable Accounts shall be applied first to the Prior Indebtedness, notwithstanding that (x) the Applicable Accounts may also have Indebtedness incurred on or after January 1, 1997 and (b) the Account Debtor may have directed that payments be otherwise applied. The obligation of Parent and each Operating Subsidiary to pay the fees set forth in Section 2.3 and GE Capital's obligation to perform the servicing activities specified in Section 3 shall be terminated as of the date of any such purchase. For purposes of this Section 12.4, the "Purchase Price" shall be equal to (a) 100% of the aggregate balance of all Indebtedness then owned by GE Capital LESS (b) the sum of (i) GE Capital's net loss-to-collection ratio for the immediately preceding three-year period (based on GE Capital's net losses over the immediately preceding 3-year period calculated at 1% of the average Aggregate Investment) MULTIPLIED BY 100% of the Aggregate Investment PLUS 5% of such amount PLUS (ii) the sum of (A) 10% of the balance of all Accounts then owned by GE Capital as to which any payment is between four and six months past due PLUS (B) 25% of the balance of all Accounts then owned by GE Capital as to which any payment is between seven and nine months past due PLUS (C) 50% of the balance of all Accounts then owned by GE Capital as to which any payment in between ten and twelve months past due PLUS (D) 100% of the balance of all Accounts then owned by GE Capital as to which any payment is more than twelve months past due. GE Capital hereby represents to Parent and each Operating Subsidiary that the calculations described in (b) above represent the manner in which GE Capital's Retailer Financial Services Operation calculates its "three-year rolling reserves" and "formula reserve" as of the Closing Date.

         12.5 TERMINATION OPTIONS. Upon the occurrence of any Termination Event, Parent and each Operating Subsidiary may, upon 90 days' notice thereof to GE Capital, terminate this Agreement. Upon any such termination, neither Parent nor the Operating Subsidiaries shall be required to pay the termination fee set forth in Section 12.3 if, and only if, the provisions of Section 12.4 are complied with by Parent. For purposes hereof, a Termination Event shall occur if Parent shall demonstrate to GE Capital that the Maximum Investment is insufficient to accommodate all Eligible Indebtedness generated or reasonably expected to be generated in connection with the businesses of Parent and Operating Subsidiaries and Parent shall request GE Capital to increase the Maximum Investment and GE Capital shall unreasonably refuse to comply with such request within 100 days after the receipt of such request; PROVIDED, HOWEVER, that such refusal by GE Capital shall not be deemed to be unreasonable if it is based upon GE Capital's reasonable belief that the business, operations, or financial condition of Parent and Operating Subsidiaries, taken as a whole, do not merit such increase; and PROVIDED, FURTHER, that during the 100-day period that GE Capital is considering such request, GE Capital shall continue to purchase, establish and/or add Accounts and Indebtedness until such time as the Aggregate Investment exceeds the Maximum Investment by 10%. Such termination rights shall be in effect for twelve months following the occurrence of such Termination Event.

         12.6 LIQUIDATION OF ACCOUNTS. Upon any termination of this Agreement, if Parent fails to purchase all of the Accounts and Indebtedness from GE Capital under circumstances in which Parent is obligated to purchase such Accounts and Indebtedness pursuant to this Agreement, GE Capital shall have the right, in addition to and retaining all other rights it may have under the terms of this Agreement or applicable law, (i) to liquidate such Accounts and Indebtedness in any such lawful manner which may be expeditious or economically advantageous to GE Capital, (ii) to issue a replacement or substitute credit card, or (iii) to sell such Accounts and Indebtedness to any Person not a party to this Agreement. Parent and each Operating Subsidiary expressly agree to cooperate with GE Capital and take any action reasonably necessary to effectuate any such liquidation or replacement or substitute credit card issuance in an orderly manner, including, without limitation, accepting any substitute credit cards following the effective date of termination and/or taking any other action as may reasonably require to encourage use and acceptance of such replacement or substitute credit cards.

         12.7 PURCHASE OF ACCOUNTS IN CONNECTION WITH AN ACQUISITION. In the event Parent and Operating Subsidiaries are merged into a Person which has an existing in-house private label credit card program or a Person acquires a controlling interest in the Parent which Person has an existing in-house private label credit card program, Parent or such Person may purchase the Accounts and Indebtedness then owned by GE Capital at the price set forth in Schedule 12.7.

13.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default":

                  (a) Parent or any Operating Subsidiary shall fail to make any payment of any amount owing pursuant to this Agreement when due and payable or declared due and payable and such failure shall have remained unremedied for a period of ten days after Parent has received notice of such failure from GE Capital.

                  (b) Parent or any Operating Subsidiary shall fail or neglect to perform, keep, or observe any term, provision, condition, or covenant contained in this Agreement and such failure or neglect shall have a Material Adverse Effect.

                  (c) Any representation, warranty, written statement, report, financial statement, or certificate made or delivered by Parent or any Operating Subsidiary, or any of their respective officers, employees, or agents, to GE Capital shall not be true and correct in any material respect as of the date when made or reaffirmed and the failure of such representation, warranty, written statement, report, financial statement, or certificate to be true shall have a Material Adverse Effect.

                  (d) Following the Petition Date (i) any of the Accounts or Indebtedness or any of the other assets of Parent or any Operating Subsidiary (where such assets shall have a present fair salable value of $1,000,000 or more in the aggregate) shall be attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and such writ or distress warrant shall not have been vacated, discharged, stayed or bonded within 30 days; (ii) Parent or any Operating Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may, in the reasonable judgment of GE Capital, be fraudulent under any bankruptcy, fraudulent conveyance, or other similar law; or (iii) Parent or any

Operating Subsidiary shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid when such payments became due.

                  (e) A decree or order by a court having competent jurisdiction
(i) for relief in respect of Parent or any Operating Subsidiary pursuant to the Bankruptcy Code or any other state or foreign bankruptcy or similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Parent or such Operating Subsidiary or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Parent or any Operating Subsidiary shall be entered and shall not be vacated, discharged, stayed, or bonded within 30 days from the date of entry thereof.

                  (f) Parent or any Operating Subsidiary shall (i) file a petition seeking relief under the Bankruptcy Code or any other state or foreign bankruptcy or similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

                  (g) Final judgment for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Parent or any Operating Subsidiary and (i)(A) the same shall not be fully covered by insurance or (B) the insurer shall not have accepted liability therefor or (ii) the same shall not be vacated, stayed, bonded, paid, or discharged prior to expiration of the applicable appeal period, but in no event more than 30 days; PROVIDED, that during the pendency of the Chapter 11 Cases, this Event of Default shall apply only to any such judgment that is granted the priority of an administrative expense under the Bankruptcy Code.

                  (h) With respect to any Plan: (i) Parent and/or any ERISA Affiliate or any other party-in-interest or disqualified person engages in any transactions which in the aggregate would reasonably result in an "amount involved," within the meaning of IRC ss. 4975, that exceeds $1,000,000 and would result in a direct or indirect material liability pursuant to ERISA ss. 409 or 502; (ii) Parent and/or any ERISA Affiliate incurs any accumulated funding deficiency (as defined in IRC ss. 412) that is not waived, in the aggregate in excess of $1,000,000, or requests a funding waiver from the IRS for contributions in the aggregate in excess of $1,000,000; or (iii) a liability of Parent or an ERISA Affiliate which could accrue in the aggregate pursuant to ERISA ss. 4062, 4063, 4064, 4219, or 4243 with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, computed based upon the actuarial assumptions used by such Plan, would result in liability of Parent or any ERISA Affiliate to the PBGC in an amount in excess of $1,000,000; PROVIDED, that during the pendency of the Chapter 11 Cases, this Event of Default shall apply only to any such liability that is granted the priority of an administrative expense under the Bankruptcy Code.

                  (i) Parent or any ERISA Affiliate as employer pursuant to a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability and such employer fails to pay such liability when legally required to be paid; PROVIDED, that during the pendency of the Chapter 11 Cases, this Event of Default shall apply only to any such withdrawal liability that is granted the priority of an administrative expense under the Bankruptcy Code.

                  (j) Following the Petition Date, a default shall occur pursuant to any other agreement, document, or instrument to which Parent or any of its Affiliates is a party or by which any such Person or any such Person's property is bound, and such default (i) has a Material Adverse Effect and (ii) is not remedied or waived within the time period, if any, provided for therein; PROVIDED, HOWEVER, that a default pursuant to the Tranche A Credit Agreement and Tranche B Credit Agreement shall not be considered an Event of Default unless and until the indebtedness owed to the Lenders pursuant thereto is accelerated, except that, notwithstanding the above, for purposes of exercising the remedy set forth in Section 13.2(a)(i), GE Capital may consider a default pursuant to the Tranche A Credit Agreement and Tranche B Credit Agreement to be an Event of Default.

         13.2 REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) GE Capital, in its discretion may, upon written notice,
(i) terminate this Agreement with respect to further purchases, establishments and/or additions of Accounts and Indebtedness and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be immediately due and payable, without further presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Parent and each Operating Subsidiary.

                  (b) GE Capital, in its discretion, may exercise any one or more of the rights and remedies accruing to a secured party under the Code of the relevant state and any other law upon default by a debtor upon four Business Days written notice to Parent and Operating Subsidiaries.

                  (c) Notwithstanding the foregoing, upon the occurrence of the Event of Default specified in Sections 13.1(e) and 13.1(f), the purchasing of Accounts shall automatically terminate without notice and all Obligations of Reorganized Debtors (or Parent or any Operating Subsidiary if it has not filed a Chapter 11 Case) to GE Capital under this Agreement shall be immediately due and payable without further presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Parent and each Operating Subsidiary.

                  (d) GE Capital may, if GE Capital deems it reasonable, postpone or adjourn any sale of the Accounts or Indebtedness, or any part thereof, from time to time, by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Parent and each Operating Subsidiary agree that GE Capital has no obligation to preserve rights against prior parties to the Collateral.

         13.3 WAIVERS. Except as otherwise provided for in this Agreement, Parent and each Operating Subsidiary waive (a) presentment, demand, and protest and notice of presentment, dishonor, protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper, and guarantees at any time held by GE Capital on which Parent or any Operating Subsidiary may in any way be liable and hereby ratifies and confirms whatever GE Capital may do in this regard, (b) all rights to notice and a hearing prior to GE Capital's taking possession or control of, or to GE Capital's replevy, attachment, or levy upon, the Accounts or to any bond or security which might be required by any court prior to allowing GE Capital to exercise any of GE Capital's remedies, and (c) the benefit of all valuation, appraisal, and exemption laws. Parent and each Operating Subsidiary acknowledge that it has been advised by counsel of its choice with respect to this Agreement, and the transactions evidenced by this Agreement.

14.      MISCELLANEOUS

         14.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered, or amended except (a) by an agreement in writing signed by the parties hereto or
(b) as expressly provided for herein. Neither Parent nor any Operating Subsidiary may sell, assign, or transfer any of its rights, titles, interests, remedies, powers, or duties pursuant hereto. Parent and each Operating Subsidiary hereby consent to GE Capital's sale of participations, assignment, transfer, or other disposition, at any time, of any of its rights, titles, interests, remedies, powers, or duties pursuant hereto; PROVIDED, HOWEVER, that no such party shall be obligated to any such assignee or transferee until it receives notice of the assignment or transfer; and PROVIDED, FURTHER, that such transfer or assignment shall not increase any of the Obligations.

         14.2 FEES AND EXPENSES. Parent and each Operating Subsidiary shall pay, jointly and severally, all reasonable out-of-pocket expenses of GE Capital including, without limitation, the fees and expenses of its external counsel, in connection with the preparation and negotiation of this Agreement and the transactions described herein. If, at any time, regardless of the existence of an Event of Default, GE Capital shall employ external counsel for advice or other representation or shall incur legal or other costs and expenses in connection with:

                  (a) any amendment, modification, waiver, or consent with respect to this Agreement or any sale or attempted sale of any interest herein to any Person;

                  (b) any litigation, contest, dispute, suit, proceeding, or action (whether instituted by GE Capital or any other Person) in any way relating to this

Agreement, or any other agreement to be executed or delivered in connection herewith or therewith or in connection with the affairs of Parent or any Operating Subsidiary (except where GE Capital is required to pay such costs and expenses pursuant to Part 9 hereof or where Parent or any Operating Subsidiary is the prevailing party in a suit with GE Capital);

                  (c) any attempt to enforce any rights of GE Capital against Parent or any Operating Subsidiary or any other Person (other than an Account Debtor) that may be obligated to GE Capital by virtue of this Agreement; or

                  (d) monitoring the Chapter 11 Cases, including the review of pleadings and other documents filed in the Chapter 11 Cases and negotiations with parties in interest in the Chapter 11 Cases, as such monitoring may relate to or affect this Agreement, the Obligations, GE Capital's rights and remedies hereunder, or the Accounts, Indebtedness, Merchandise purchased by Account Debtors or reserves established hereunder;

then, and in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges, and other fees of such counsel or of GE Capital in any way or respect arising in connection with or relating to any of the events or actions described in this Section 14.2 shall be jointly and severally payable, on demand, by Parent and each Operating Subsidiary to GE Capital and shall be additional Obligations secured pursuant to this Agreement.

         14.3 CHANGES IN CIRCUMSTANCES. The parties acknowledge that the fees and charges set forth herein have been determined based upon the assumption that the Aggregate Investment will be equal to or exceed $300,000,000. If, for whatever reason, the Aggregate Investment shall be less than $250,000,000 during any consecutive 12-month period, GE Capital, upon three months' prior notice to Parent, may increase the fees and charges set forth in Section 2.3 in order to maintain the same economic return on its investment as if such Aggregate Investment had been $300,000,000 or more; PROVIDED HOWEVER, that if the Aggregate Investment is less than $300,000,000 during any such consecutive 12-month period due to store closings which result in a reduction of the number of stores owned and operated by the Operating Subsidiaries from the total in existence as of the Closing Date, the $300,000,000 set forth above shall be reduced in the same proportion that Indebtedness initially arising from sales at such closed stores bears to the total Indebtedness arising from sales at all stores on the first Settlement Date after the Closing Date. In the event such fees and charges are increased, Parent and the Operating Subsidiaries may terminate this Agreement upon 12 months' notice to GE Capital. Anything contained herein to the contrary notwithstanding, (i) Parent and the Operating Subsidiaries shall continue their heretofore existing practices with respect to the percentage of Accounts forwarded to GE Capital and (ii) GE Capital shall not materially change its heretofore existing credit criteria and procedures, including, without limitation, its administration of the "Instant Credit" program, except in response to changes in economic conditions or loss experience.

         14.4 NO WAIVER BY GE CAPITAL. GE Capital's failure, at any time or times, to require strict performance by Parent or any Operating Subsidiary of any provision of this Agreement shall not waive, affect, or diminish any right of GE Capital thereafter to demand strict compliance and performance therewith. Any suspension or waiver by GE Capital of an Event of Default shall not suspend, waive, or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants, and representations of Parent or any Operating Subsidiary contained in this Agreement and no Event of Default pursuant to this Agreement shall be deemed to have been suspended or waived by GE Capital, unless such suspension or waiver is by an instrument in writing signed by an officer of GE Capital and directed to Parent specifying such suspension or waiver.

         14.5 REMEDIES. GE Capital's rights and remedies pursuant to this Agreement shall be cumulative and nonexclusive of any other rights and remedies which GE Capital may have pursuant to any other agreement, by operation of law, or otherwise.

         14.6 WAIVER OF JURY TRIAL. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights pursuant hereto.

         14.7 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.8 PARTIES. This Agreement shall be binding upon, and inure to the benefit of, the successors of each party hereto, the assigns of GE Capital, and, subject to Section 14.1, this Agreement and all Liens created hereby shall be binding upon Parent and each Operating Subsidiary, the estate of Parent and each Operating Subsidiary and any trustee or successor in interest of Parent or any Operating Subsidiary in its Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code. The Liens created by this Agreement shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Debtor to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from any Debtor's estate or the jurisdiction of the Bankruptcy Court for any reason, without the necessity that GE Capital file financing statements or otherwise perfect Liens under applicable law.

         14.9 AUTHORIZED SIGNATURE. Until GE Capital shall be notified to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Parent or any Operating Subsidiary listed in Exhibit C annexed hereto shall bind such Person and be deemed to be the act of such Person affixed pursuant to and in accordance with resolutions duly adopted by the board of directors of such Person.

         14.10 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the Obligations arising pursuant hereto shall, in all respects, including all matters of construction, validity, and performance, be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state and any applicable laws of the United States of America. Parent and each Operating Subsidiary agree to submit to personal jurisdiction and to waive any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue of the Bankruptcy Court. Service of process on Parent and each Operating Subsidiary in any action arising out of or relating to this Agreement shall be effective if mailed to such Person at the address listed in Section 14.11. Nothing herein shall preclude GE Capital from bringing suit or taking other legal action in any other jurisdiction.

         14.11 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by the other, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to GE Capital, at

                           General Electric Capital Corporation
                           2855 University Drive
                           Suite #510
                           Coral Springs, Florida  33065
                           Attention:  Mr. R. H. Mills

                  With a copy to:

                           General Electric Capital Corporation
                           260 Long Ridge Road
                           Stamford, Connecticut  06902

                           Attention: Vice President and General Manager,
                                        Retailer Financial Services, N.A.

                  With a copy to:

                           Murphy, Weir & Butler
                           101 California Street, 39th Floor
                           San Francisco, CA  94111
                           Attention:  N. Dwight Cary

                  and to:

                           Fried, Frank, Harris, Shriver & Jacobson

                           One New York Plaza
                           New York, NY  10004-1980
                           Attention:  David N. Shine, Esq.
                                    Gerald C. Bender, Esq.

                  (b)      If to Parent or any Operating Subsidiary, at

                           Levitz Furniture Corporation
                           6111 Broken Sound Parkway NW
                           Boca Raton, Florida  33487
                           Attention:  Mr. Patrick J. Nolan

                  With a copy to:

                           Levitz Furniture Corporation
                           6111 Broken Sound Parkway NW
                           Boca Raton, Florida  33487
                           Attention:  Legal Department

                  and to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, NY  10022-3897
                           Attention:  Sally MacDonald Henry, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required pursuant hereto may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication pursuant hereto shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         14.12 CONFIDENTIALITY. Each party hereto shall hold in confidence any proprietary information obtained from any other party hereto in connection with this Agreement and shall not disclose the same to any third party except (a) as required by law or by judicial or administrative process or to appropriate regulatory authorities, (b) as such information is or becomes public knowledge,
(c) to the extent that the other party discloses such information to agents or professionals it retains to recover amounts owing pursuant hereto from another party hereto, and (d) with the prior written consent of the other party pursuant to an agreement between the Person to whom the information is being disclosed and the nondisclosing party satisfactory in form and content to such nondisclosing party as to the confidentiality of such proprietary information; PROVIDED, HOWEVER, that prior to disclosing any proprietary information of another party hereto to any Person, the party making such disclosure shall notify the appropriate party of the nature of such disclosure and of the fact that such disclosure will be made. Parent and each Operating Subsidiary agree that the text of this Agreement, as well as the financial and other terms of all such documents, are considered proprietary to GE Capital and will not be disclosed to any Person, including, without limitation, any creditor of such Person, except as set forth in this Section 14.12.

         14.13 VALUE ADDED PROGRAMS. Notwithstanding Section 14.12, GE Capital and its Affiliates may, with the written consent of Parent, contact Account Debtors for the purpose of soliciting purchases by Account Debtors of goods and/or services which do not compete with goods and/or services sold by Parent and the Operating Subsidiaries.

         14.14 PAYMENTS. All payments by Parent and each Operating Subsidiary to be made pursuant hereto shall be made in lawful money of the United States in immediately available funds to an account designated by GE Capital. Except an expressly provided herein, if any amount due pursuant hereto is not paid when due and owing, Parent and each Operating Subsidiary jointly and severally agree to pay, on demand, a charge equal to 2% per annum above the Prime Rate on such amount, until such amount is paid in full.

         14.15 FURNISHINGS AGREEMENT. The parties hereto agree that, from and after the date hereof, the Furnishings Agreement shall no longer be in effect.

         14.16 SURVIVAL. The representations and warranties of Parent and each Operating Subsidiary in this Agreement shall survive the execution, delivery, and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

         14.17 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         14.18 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         14.19 MONOGRAM BANK CREDIT CARD PROGRAM. Parent, Operating Subsidiaries and GE Capital acknowledge that they have been negotiating a new private label credit card program to be entered into by Parent, Operating Subsidiaries and Monogram Credit Card Bank of Georgia, a wholly owned subsidiary of GE Capital, the terms of which are substantially set forth in a memorandum of understanding dated June 9, 1997. Parent, Operating Subsidiaries and GE Capital acknowledge that the new credit card program will be beneficial to all parties and agree to continue to negotiate such new credit card program in good faith; PROVIDED that no Event of Default has occurred or is continuing.

         14.20 REORGANIZED DEBTORS. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Agreement that pertain to the Reorganized Debtors shall not be operative until after the effective date of the Plan of Reorganization.

         14.21 EFFECTIVE DATE OF AGREEMENT. This Agreement shall not be effective until entry of the Approval Order.

         14.22 CERTAIN ADDITIONAL PROVISIONS. Schedule 14.22 sets forth certain additional provisions that shall be applicable to this Agreement during the pendency of the Chapter 11 Cases.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                          GENERAL ELECTRIC CAPITAL
                                           CORPORATION

                                          By: /s/ James C. Ungari
                                              --------------------------
                                          Title:  Duly Authorized Signatory
                                                 -----------------------

                                          LEVITZ FURNITURE CORPORATION

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Senior Vice President Finance
                                                 -----------------------

                                          LEVITZ FURNITURE COMPANY OF THE
                                            MIDWEST, INC.

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Vice President Finance
                                                 -----------------------

                                          LEVITZ FURNITURE COMPANY OF THE
                                           PACIFIC, INC.

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Vice President Finance
                                                 -----------------------

                                          LEVITZ FURNITURE COMPANY OF
                                           WASHINGTON, INC.

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Vice President Finance
                                                 -----------------------

                                          JOHN M. SMYTH COMPANY

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Vice President Finance
                                                 -----------------------

                                          LEVITZ SHOPPING SERVICE, INC.

                                          By: /s/ Patrick J. Nolan
                                              --------------------------
                                          Title:  Vice President Finance
                                                 -----------------------